UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934
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e.l.f. Beauty, Inc.
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2020
proxy statement

e.l.f.
PORELESS
PUTTY PRIMER

HOLY HYDRATION!
FACE CREAM
FRAGRANCE FREE
e.l.f.
with hyaluronic acid
& peptide complex

2020 proxy statement
&
notice of annual meeting of stockholders

August 27, 2020
8:30 a.m., Pacific time
Virtual Meeting

2020 Proxy Statement

table of contents

	page		page

Letter from our Chairman and CEO	1	Compensation setting process	42
Notice of Annual Meeting of Stockholders	3	Compensation program components	44
Introduction	4	Other compensation information	52
Our board of directors	8	Compensation Committee report	54
Proposal 1: Election of three class I directors	8	Executive compensation tables	55
Nominees	9	Summary compensation table	55
Continuing directors	12	Grants of plan-based awards	56
Our board	18	Outstanding awards at fiscal year-end	57
Membership and key attributes	18	Stock option exercises and stock vested	58
The role and responsibilities of our board	19	Additional tables	58
How our board is organized	20	Compensation committee interlocks and insider participation	61
How our directors are selected	23	Equity compensation plan information	62
How our directors are evaluated	26	Our stockholders	63
Meeting attendance	26	Beneficial ownership of common stock	63
How our directors are paid	26	Stockholder engagement	65
How you can communicate with us	29	Stockholder proposals	65
Our company	30	Audit matters	67
Our executive officers	30	Proposal 4: Ratification of appointment of independent registered public accounting firm	67
Certain relationships and related party transactions	33	Audit fees and services	68
Corporate governance materials	33	Pre-approval policy	68
Executive compensation	35	Audit Committee report	68
Proposal 2: Advisory vote to approve compensation for our named executive officers	35	Additional information	70
Proposal 3: Advisory vote on the frequency of the advisory vote on executive compensation	37	Questions and answers	74
Compensation discussion and analysis	38	Annex A: GAAP to non-GAAP reconciliation tables	81
Executive summary	38
Named executive officers	41
Compensation philosophy, objectives, and design	41

2020 Proxy Statement

2020 Proxy Statement

letter from our chairman and CEO

Dear Stockholders,
FY 2020 was a great year for e.l.f. Beauty. We saw four quarters of net sales expansion, culminating in a 13% year-over-year increase in net sales in the fourth quarter (16% excluding e.l.f. retail stores).
FY 2020 highlights include:
Tarang Amin Chairman and CEO
•    Net sales of $283 million, up 6% versus a year ago (11% versus a year ago, excluding e.l.f. retail stores).
•    Gross margin of 64%, up 300 basis points versus a year ago (and up 1,700 basis points versus FY 2014).
•    Net income of $18 million and Adjusted EBITDA of $63 million, up slightly versus a year ago, even with doubling our marketing and digital investment to 13% of net sales.
•    e.l.f. Cosmetics grew the most market share of the top five color cosmetics brands in the U.S., up 50 basis points.
•    We made our first acquisition of the pioneering clean beauty brand W3LL PEOPLE, bringing to the company 40 EWG VERIFIED™ products and access to this fast-growing beauty segment.

We accomplished these results by investing in our brand recharge and executing on our five strategic imperatives:

1. Drive brand demand. We launched our “e.l.f.ing amazing” campaign to bring e.l.f. Cosmetics’ superpowers of 100% vegan and cruelty-free, holy grail first-to-mass products, premium quality, extraordinary prices, and universal appeal to the forefront of the beauty conversation. We also created a groundbreaking “Eyes. Lips. Face.” hashtag challenge on TikTok, which quickly became the most viral campaign in TikTok U.S. history with over 6 billion views!

2. Major step-up in digital. True to our digitally native roots, we drove double-digit growth in traffic and new consumers to elfcosmetics.com, the #1 mass e-commerce brand site. Our Beauty Squad loyalty program grew to 1.8 million members. Consumption on our retailer.coms and Amazon was up over 50%.

3. Provide first-to-mass prestige-quality products. We strengthened our leading position in primers, brushes, and brow, gaining significant market share in these hero segments. Our Poreless Putty Primer is the best-selling primer in the U.S. and the #1 SKU in the face category. We continue to focus on skin care as a strategically important category, with consumption up 27% in FY 2020.

4. Drive national retailer productivity. We improved our shelf assortment and presentation via Project Unicorn, delivering the highest productivity of any color cosmetics brand at Target and Walmart. Our consumption at ULTA Beauty and other retailers also did well. Given the strength of our innovation and consumer engagement, Walmart and ULTA Beauty plan to expand our space in a subset of their doors in FY 2021.

5. Deliver cost savings to fuel brand investments. We successfully redeployed the $13.7 million of savings from closing our 22 e.l.f. retail stores to our digital and national retailer business. We are particularly pleased with our pricing execution in July 2019 as it was the most significant pricing action that we've taken in our 16-year history, and, along with cost savings and favorable foreign exchange rates, overcame tariffs on China goods.

1	2020 Proxy Statement

We're equally excited about our strategic extensions, specifically the acquisition of W3LL PEOPLE and the internal development of an exciting new brand we plan to introduce in FY 2021. We believe strategic extensions are key to our long-term growth as we evolve from a single brand to a multi-brand beauty company and help leverage the investments in our world-class team and capabilities.

The strength of our team can be seen in our response to COVID-19. We were one of the first beauty companies to be fully operational once restrictions were lifted in China. We continue to execute on our strategic imperatives and gain market share on the e.l.f. Cosmetics brand. Our team reflects the diverse beauty enthusiasts we serve with our employee base being 70% women, 55% Millennial, and over 45% diverse.

Our Board of Directors has extensive public company experience, extensive retail, beauty, and consumer products experience, and has been actively engaged in overseeing our strategic imperatives. I am so proud that e.l.f. Beauty is one of only 10 public companies with over 60% women on the board of directors (out of 4,800+ public companies).

Our mission to make the best of beauty accessible to every eye, lip and face is more important than ever. We believe that our fundamental value equation and digital engagement, as well as our world-class team's ability to adapt at “e.l.f. speed”, positions us well to navigate COVID-19 challenges and continue to gain market share in the coming year.

Sincerely,

See Annex A for a reconciliation of GAAP measures to non-GAAP measures.

2020 Proxy Statement	2

notice of annual meeting of stockholders

when	where	record date
August 27, 2020 at 8:30 a.m., Pacific time	Virtual Meeting www.meetingcenter.io/285699127 Password: ELF2020	July 6, 2020

items of business		voting recommendation
1.	Elect three Class I directors.	“FOR” all of the nominees

2.	Approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay vote”).	“FOR”

3.	Indicate, on an advisory basis, the preferred frequency of the say-on-pay vote.	“1 YEAR”

4.	Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2021.	“FOR”

5.	Transact other business that may properly come before the annual meeting.

By Order of the Board of Directors,

Scott Milsten, Corporate Secretary
Oakland, California
July 17, 2020

YOUR VOTE IS VERY IMPORTANT! Make your vote count. Even if you plan to attend 2020 annual meeting in person, please cast your vote as soon as possible. For information about registering, attending, and voting at the 2020 annual meeting, please see under the heading “additional information—important information regarding the virtual meeting” on page 70 of the proxy statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on August 27, 2020
The Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report on Form 10-K for the year ended March 31, 2020 are available at www.edocumentview.com/ELF.

vote by internet	vote by phone	vote by mail*	vote by ballot
Access the website indicated on the Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.	Call the number on the Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.	Sign, date, and return the proxy card or voting instruction form in the postage-paid envelope. *if you requested paper materials	Attend the 2020 annual meeting and vote your shares using the online ballot.

3	2020 Proxy Statement

intro	board	company	exec. comp.	equity plans	stockholders	audit	add’l. info	q&a	annexes

introduction
e.l.f. Beauty at a glance
our company
e.l.f. Beauty, Inc. (NYSE: ELF) (the “Company” or “we”) stands with every eye, lip, face and paw. This deep commitment to inclusive, accessible, cruelty-free beauty has fueled the success of our namesake e.l.f. Cosmetics brand since 2004. With the acquisition of clean-beauty brand W3LL PEOPLE in February 2020, we continue to expand our portfolio with strategic extensions that support our purpose and values.
Our brands are:

Since 2004, e.l.f. Cosmetics has made the best of beauty accessible to every eye, lip and face. We make high-quality, prestige-inspired cosmetics and skin care products at an extraordinary value and are proud to be 100% vegan and cruelty-free. As one of the first online beauty brands, e.l.f. Cosmetics continues to attract a highly-engaged audience and set benchmarks with new digital platforms.

A clean beauty pioneer with 40 EWG VERIFIED™ products, W3LL PEOPLE has raised the standard for high-performance, plant-powered, cruelty-free cosmetics since 2008. Founded on the principles of purity, artistry and responsibility, we are committed to creating clean products that help people be well, look well, and do well.

our board and our team
diverse and highly experienced team
Our Board of Directors (our “Board”), management, and employees are highly experienced, with proven track records managing and growing brand portfolios. We reflect the diverse consumers we serve.

9 directors	67% women	33% diverse	1 of 10 public companies* with	>60% women on board of directors
*out of 4,800+ public companies (as of March 31, 2020)

220 employees	70% women	55% millennial	45% diverse

2020 Proxy Statement	4

intro	board	company	exec. comp.	equity plans	stockholders	audit	add’l. info	q&a	annexes

strong, independent, and active board

89% independent	key qualification/experience	number of directors	key qualification/experience	number of directors
	Consumer Products	●●●●●●●●● 6 out of 9	Tech/Digital Media	●●●●●●●●● 5 out of 9
	Retail/Beauty	●●●●●●●●● 5 out of 9	Operations	●●●●●●●●● 6 out of 9
	Financial/Accounting	●●●●●●●●● 5 out of 9	Public Company Boards	●●●●●●●●● 6 out of 9
	Corporate Governance	●●●●●●●●● 9 out of 9	Senior Leadership	●●●●●●●●● 9 out of 9
	Brand/Marketing	●●●●●●●●● 5 out of 9	M&A/Transactions	●●●●●●●●● 6 out of 9
Our Board is actively engaged in overseeing the strategic direction of the Company and is committed to acting in the best interests of the Company and its stockholders. Our Board recognizes the importance of having the right mix of skills, expertise, and experience, and is committed to continuously reviewing its capabilities, structure, and ongoing member refreshment on behalf of our stockholders. To that end, seven of our independent directors have joined our Board within the last five years.
highlights from 2019T and FY 2020

$283 million FY 2020 net sales		64% FY 2020 gross margin	$18 million FY 2020 net income	$63 million FY 2020 Adjusted EBITDA (2)
+6% incl. e.l.f. retail stores	+11% ex. e.l.f. retail stores (1)	+300 basis points YoY	$0.35 earnings per share	with ~2x marketing and digital spend

4.8% market share (3)	+50 basis points	e.l.f. Cosmetics grew the most market share of the top five color cosmetics brands	#4 favorite teen brand (4)

(1)	See Annex A for a reconciliation of net sales (including the contribution from e.l.f. retail stores) to net sales (excluding the contribution from e.l.f. retail stores).
(2)	See Annex A for a reconciliation of net income to Adjusted EBITDA.
(3)	According to Nielsen xAOC 52 weeks ending March 21, 2020.
(4)	According to the Piper Sandler 39th Semi-Annual Taking Stock With Teens® Survey, Spring 2020. Up from #6 a year ago.
strong financial results
The transition period from January 1, 2019 to March 31, 2019 (“2019T”) and the fiscal year ended March 31, 2020 (“FY 2020”) was a terrific period for the Company, highlighted by five consecutive quarters of net sales growth.
We reversed declining sales trends at the end of 2018 and achieved $64 million in net sales in 2019T, which represented 3% year-over-year growth (excluding the contribution from e.l.f. retail stores). Our disciplined execution fueled a 11% year-over-year net sales growth in FY 2020 (excluding the contribution from e.l.f. retail stores) that greatly outpaced the category, which declined in tracked channels in FY 2020 according to Nielsen.

5	2020 Proxy Statement

intro	board	company	exec. comp.	equity plans	stockholders	audit	add’l. info	q&a	annexes

We increased investment against our strategic imperatives in FY 2020 (including nearly doubling our marketing investment from the prior year) and delivered $17.9 million of net income and $62.6 million of Adjusted EBITDA in FY 2020.
We successfully navigated a 25% tariff being implemented on the majority of our products and increased gross margin in FY 2020 by 300 basis points compared to the prior year.
We reasserted our multiple areas of competitive advantage, which resulted in e.l.f. Cosmetics growing market share by 50 basis points during FY 2020 according to Nielsen. We entered COVID-19 headwinds with strengths relative to the category and expect to continue to take market share.
strengthening corporate governance
We have continued to strengthen our corporate governance. We appointed Beth Pritchard as our Lead Independent Director in February 2019. We also refreshed the membership of our Board committees twice in 2019T and FY 2020, leveraging the experience sets of our directors.
Additionally, although we are an emerging growth company (as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”)), and are not required by applicable rules to hold a “say-on-pay” vote until March 31, 2022 (unless we meet certain thresholds earlier), we have included at the 2020 annual meeting a say-on-pay vote with respect to compensation paid to our named executive officers for 2019T and FY 2020. We are also asking stockholders to vote for holding our say-on-pay vote annually. We value ongoing stockholder input, which an annual say-on-pay vote will enable.
executing on strategic extensions
We completed the acquisition of W3LL PEOPLE in FY 2020, which was strategically important as clean is one of the fastest growing segments within beauty. We also incubated a new brand expected to launch in FY 2021. Both are key milestones as we evolve from a single brand to multi-brand beauty company.
continued progress against strategic imperatives
We made significant progress in FY 2020 against our strategic imperatives to grow and create long-term value for our stockholders, highlights of which are discussed below:

strategic imperative		FY 2020 highlights
1	Drive brand demand	•	Of the top five color cosmetics brands in the U.S., e.l.f. Cosmetics grew the most market share in FY 2020, up 50 basis points.	•	Our “e.l.f.ing amazing” campaign brought in new consumers and accelerated brand advocacy within our existing community.

•
Our “Eyes. Lips. Face.” TikTok hashtag challenge with our original music quickly became the most viral campaign in TikTok U.S. history with over 5.2 billion views and over 3.5 million user-generated videos.
•
Our new @elfyeah TikTok channel (launched in mid-March 2020), a destination for Gen Z that delivers premium entertainment for TikTok's rapidly growing audience, amassed over 25,000 followers and over 650,000 likes in 18 days (and it continues to grow).

2020 Proxy Statement	6

intro	board	company	exec. comp.	equity plans	stockholders	audit	add’l. info	q&a	annexes

strategic imperative		FY 2020 highlights
2	Major step-up in digital	•	Traffic and new consumers to elfcosmetics.com grew double digits.	•	Our Beauty Squad loyalty program grew to 1.8 million members.

		•	Consumption on our retailer.coms and Amazon was up over 50%.

3	Provide first-to-mass prestige-quality products	•	Poreless Putty Primer was the best-selling primer in the U.S. and the #1 SKU in the face category according to Nielsen.	•	Skin care consumption up 27% in FY 2020.

4	Drive national retailer productivity	•	We made continued progress on Project Unicorn, our initiative to better display our products and fit more items on shelf.	•	e.l.f Cosmetics remained the most productive brand in color cosmetics at Target and Walmart.

5	Deliver cost savings to fuel brand investments	•	We closed all 22 of our e.l.f. retail stores in February 2019 and redeployed $13.7 million in expenses to our digital and national retailer business.	•	We increased pricing in July 2019 on approximately one-third of our SKUs which helped grow gross margin by 300 basis points.

7	2020 Proxy Statement

intro	board	company	exec. comp.	equity plans	stockholders	audit	add’l. info	q&a	annexes

our board of directors

proposal 1:	election of three class I directors
☑ FOR ALL
Our Board unanimously recommends a vote “FOR” all of the nominees for Class I director.
Our Board believes we have the right directors to lead the Company. Our nominees, who are all current members of our Board, have strong consumer products, retail, and beauty experience, senior leadership and public company board experience, and a deep understanding of our business.

what am i voting on?
Stockholders are being asked to elect three Class I directors, each for a three-year term.
what is the required vote?
The election of Class I directors will be determined by a plurality of the votes cast, meaning that the three nominees receiving the most “For” votes will be elected as Class I directors. “Withhold” votes and broker non-votes are not considered votes cast for this proposal and will have no effect on the election of Class I directors.
who are the nominees?
Our Board has nominated the following three individuals for election as Class I directors at the 2020 annual meeting. All of our nominees are current members of our Board.

Kirk Perry	Sabrina Simmons	Maureen Watson
• President, Global Client and Agency Solutions at Google • Independent • Current Director (since 2016) • Compensation Committee chair	• Retired; Former Executive VP and CFO of The Gap • Independent • Current Director (since 2016) • Audit Committee chair	• Chief Product Officer of Madison Reed • Independent • Current Director (since 2015) • Nominating and Corporate Governance Committee member
Each of the nominees has consented to being named as a nominee in this proxy statement and to serving as a Class I director if elected.
If elected, each nominee will serve until the 2023 annual meeting and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.
If for any reason any of the nominees is unable or unwilling to serve at the time of the 2020 annual meeting, the persons named as proxies in the proxy card will have the authority to vote for substitute nominees, or vote to allow the vacancy created thereby to remain open until filled by our Board. Our Board has no reason to believe that any of the nominees will be unable or decline to serve as a director if elected.
what are the qualifications of the nominees?
The following pages contain a brief biography of each nominee and description of the relevant experiences, qualifications, attributes, and skills of each nominee that led the Nominating and Corporate Governance Committee and our Board to recommend that person as a nominee for director.
We have carefully evaluated the other forms of service of our nominees and determined that all of our nominees can commit the requisite time and attention to serve our stockholders’ interests. Additionally, none of our nominees are “over-boarded” according to thresholds of certain major institutional investors and proxy advisory firms, according to their respective voting policies.
For additional information about our nominees, please visit investor.elfcosmetics.com/corporate-governance/board-of-directors.

2020 Proxy Statement	8

intro	board	company	exec. comp.	equity plans	stockholders	audit	add’l. info	q&a	annexes

nominees

Kirk Perry
Age:	53
Current Occupation and Select Prior Experience
•    President, Global Client and Agency Solutions at Google LLC, a technology company, since December 2013.
•    President, Global Family Care at The Procter & Gamble Company, a multinational consumer goods company, from May 2011 to December 2013.
Other Public Company Boards
•    The J. M. Smucker Company (NYSE: SJM), a branded food products manufacturer (executive compensation committee).
Other Affiliations/Experience/Information
•    23 years of consumer products experience with Procter & Gamble.
•    Member of the board of directors of the Hillerich & Bradsby Co. (Louisville Slugger), a sporting goods manufacturer, from September 2013 to August 2017.
•    Member of the boards of directors of several non-profit organizations.
Education
•    B.B.A. in Marketing and Finance from the University of Cincinnati.

Independent
Director since: 2016
Committees: Comp. (Chair)
Key qualifications:
Consumer Products
Corporate Governance
Brand/Marketing
Tech/Digital Media
Operations
Public Company Boards
Senior Leadership

We believe Mr. Perry's extensive experience in marketing and brand management, operations, consumer products, technology and digital media, as well as his senior leadership positions with Google and Procter & Gamble and his service on another public company board and compensation committee provide him with the qualifications and skills to serve as a member of our Board.

9	2020 Proxy Statement

intro	board	company	exec. comp.	equity plans	stockholders	audit	add’l. info	q&a	annexes

nominees

Sabrina Simmons
Age:	57
Current Occupation and Select Prior Experience
•    Executive Vice President and Chief Financial Officer of The Gap, Inc., a specialty apparel retailer, from January 2008 to February 2017.
Other Public Company Boards
•    Williams-Sonoma, Inc. (NYSE: WSM), a consumer retail company (audit and finance committee (chair)).
•    Columbia Sportswear Company (Nasdaq: COLM), an active outdoor products company (nominating and corporate governance committee; and compensation committee).
Other Affiliations/Experience/Information
•    Over 20 years of consumer products, retail, and financial experience.
•    Member of the board of directors of Coursera, an online learning platform.
•    Member of the Haas School of Business Advisory Board.
•    Certified public accountant (inactive status).
Education
•    B.S. in Business from the University of California, Berkeley.
•    M.B.A. from the Anderson School at the University of California, Los Angeles.

Independent
Director since: 2016
Committees: Audit (Chair)
Key qualifications:
Consumer Products
Retail/Beauty
Financial/Accounting
Corporate Governance
Operations
Public Company Boards
Senior Leadership
M&A/Transactions

We believe Ms. Simmons’ extensive experience in management, strategy, finance, accounting, and public company governance through her prior role as Executive Vice President and Chief Financial Officer of The Gap and her board leadership positions with a number of public company boards and audit committees provide her with the qualifications and skills to serve as a member of our Board.

2020 Proxy Statement	10

intro	board	company	exec. comp.	equity plans	stockholders	audit	add’l. info	q&a	annexes

nominees

Maureen Watson
Age:	52
Current Occupation and Select Prior Experience
•    Chief Product Officer of Madison Reed, Inc., a hair care company, since March 2015.
•    Senior Vice President, Merchandising, at Sephora USA, Inc., a cosmetics and personal care products retailer, from March 2013 to March 2015.
•    Senior Vice President, Global Sales and Merchandising of Lucky Brand Jeans, at Lucky Brand, Inc., a clothing company, from September 2010 to September 2011.
Other Affiliations/Experience/Information
•    Over 30 years of retail experience.
•    Member of the board of directors of the San Francisco Aids Foundation.
Education
•    B.A. in Political Science and French from Middlebury College.

Independent
Director since: 2015
Committees: NomGov
Key qualifications:
Consumer Products
Retail/Beauty
Corporate Governance
Brand/Marketing
Tech/Digital Media
Senior Leadership

We believe Ms. Watson’s extensive cosmetics, beauty, and consumer products experience as well as her experience in senior leadership roles at Madison Reed, Sephora, and Lucky Brand Jeans provide her with the qualifications and skills to serve as a member of our Board.

11	2020 Proxy Statement

intro	board	company	exec. comp.	equity plans	stockholders	audit	add’l. info	q&a	annexes

continuing directors

Tarang Amin chairman
Age:	55
Current Occupation and Select Prior Experience
•    Chief Executive Officer of the Company since January 2014, Chairman of the Board since August 2015, and President of the Company since March 2019.
•    President and Chief Executive Officer of Schiff Nutrition, Inc. (prior to acquisition, NYSE: SHF), a manufacturer of nutritional supplements, from March 2011 to January 2013 when it was acquired.
•    Vice President, General Manager, Litter, Food, and Charcoal Strategic Business Units, of The Clorox Company, a multinational manufacturer and marketer of consumer products, from April 2008 to March 2013.
Other Public Company Boards
•    Schiff Nutrition, Inc. (prior to acquisition, NYSE: SHF) from 2011 to 2013 when it was acquired.
Other Affiliations/Experience
•    Nearly 30 years of experience leading consumer products and retail businesses.
•    Member of the board of directors of Pharmavite LLC, a privately held dietary supplements company.
Education
•    B.A. in International Policy from Duke University.
•    M.B.A. from Duke University.

Director since: 2014
Term ends: 2022
Committees: None
Key qualifications:
Consumer Products
Retail/Beauty
Corporate Governance
Brand/Marketing
Tech/Digital Media
Operations
Public Company Boards
Senior Leadership
M&A/Transactions

2020 Proxy Statement	12

intro	board	company	exec. comp.	equity plans	stockholders	audit	add’l. info	q&a	annexes

continuing directors

Lori Keith
Age:	51
Current Occupation and Select Prior Experience
•    Portfolio Manager of the Parnassus Mid Cap Fund at Parnassus Investments since 2008.
•    Senior Research Analyst at Parnassus Investments from 2005 to 2008.
•    Vice President of Investment Banking at Deloitte & Touche Corporate Finance from 2001 to 2003.
Other Affiliations/Experience/Information
•    Over 25 years of financial and institutional investment experience, including ESG and sustainable investing experience.
•    Member of the executive committee of Parnassus Investments.
•    Member of the board of trustees of The Athenian School.
Education
•    B.A. in Economics from the University of California, Los Angeles.
•    M.B.A. from Harvard Business School.

Independent
Director since: 2020
Term ends: 2022
Committees: NomGov
Key qualifications:
Financial/Accounting
Corporate Governance
Senior Leadership
M&A/Transactions

13	2020 Proxy Statement

intro	board	company	exec. comp.	equity plans	stockholders	audit	add’l. info	q&a	annexes

continuing directors

Lauren Cooks Levitan
Age:	54
Current Occupation and Select Prior Experience
•    Chief Financial Officer of Faire Wholesale, Inc., an online wholesale marketplace company, since September 2019.
•    Chief Financial Officer of Fanatics, Inc., a retailer of licensed sports apparel and merchandise, from June 2015 to September 2019.
•    Co-Founder and Managing Partner at Moxie Capital LLC, a private equity firm, from January 2009 to May 2015.
Other Affiliations/Experience/Information
•    25 years of financial and accounting experience.
•    Member of the board of directors of Crew Knitwear, a privately held women’s and girls’ clothing company.
Education
•    B.A. in Political Science from Duke University.
•    M.B.A. from Stanford University Graduate School of Business.

Independent
Director since: 2016
Term ends: 2021
Committees: Comp.
Key qualifications:
Retail/Beauty
Financial/Accounting
Corporate Governance
Tech/Digital Media
Operations
Senior Leadership
M&A/Transactions

2020 Proxy Statement	14

intro	board	company	exec. comp.	equity plans	stockholders	audit	add’l. info	q&a	annexes

continuing directors

Richelle Parham
Age:	52
Current Occupation and Select Prior Experience
•    Partner of WestRiver Group, an investment manager, since September 2019.
•    General Partner of Camden Partners, a private equity firm, from October 2016 to September 2019.
•    Vice President, Chief Marketing Officer, of eBay, Inc., a global payments and commerce company, from November 2010 to March 2015.
•    Head of Global Marketing Innovation and Initiatives and head of Global Marketing Services at Visa, Inc., a financial services company, from 2008 to 2010.
Other Public Boards
•    Best Buy, Inc. (NYSE: BBY), an electronic products retailer (audit committee; and nominating, corporate governance, and public policy committee)
•    Laboratory Corporation of America (LabCorp) (NYSE: LH), a laboratory testing company (audit committee; and nominating and corporate governance committee).
•    Scripps Network Interactive Inc. (prior to acquisition, NYSE: SNI), a content developer for television, the Internet, and emerging platforms, from 2012 to 2018 when it was acquired.
Other Affiliations/Experience/Information
•    Over 25 years of global strategy and marketing experience.
•    Member of the advisory board for Girls Who Code.
•    Member of the board of trustees of Drexel University.
Education
•    Double B.S. in Business Administration and Design Arts from Drexel University.

Independent
Director since: 2018
Term ends: 2021
Committees: Audit
Key qualifications:
Financial/Accounting
Corporate Governance
Brand/Marketing
Tech/Digital Media
Public Company Boards
Senior Leadership

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continuing directors

Beth Pritchard lead independent director
Age:	73
Current Occupation and Select Prior Experience
•    Principal and Strategic Advisor of Sunrise Beauty Studio, LLC, a beauty branding company, from 2009 to October 2017.
•    North American Advisor to M.H. Alshaya Co., a multinational retail franchise operator based in the Middle East, from 2008 to 2013.
•    President and CEO and subsequent Vice Chairman of Dean & DeLuca, Inc., a gourmet and specialty foods retailer, from 2006 to 2009.
•    President and Chief Executive Officer of Organized Living Inc., an organization products company, from 2004 to 2005.
•    Various executive positions with L Brands, Inc., a multinational apparel and retail company, from 1991 to 2003 (President and CEO of Bath & Body Works, CEO of Victoria’s Secret Beauty, and CEO of The White Barn Candle Company).
Other Public Company Boards
•    Loblaw Companies Limited (TSE: L), a food and pharmacy company (governance, employee development, nominating and compensation committee; and risk and compliance committee).
•    Cabela’s Inc. (prior to acquisition, NYSE: CAB), an outdoor products retailer, from 2011 to 2017 when it was acquired.
•    Vitamin Shoppe, Inc. (NYSE: VSI) from 2008 to 2018.
Other Affiliations/Experience/Information
•    Over 30 years of experience leading consumer products and retail businesses.
•    Former member of the boards of directors of numerous private companies.
•    2019 National Association of Corporate Directors (NACD) Directorship 100 Honoree
Education
•    B.A. in International Relations from the University of Wisconsin-Milwaukee.
•    M.B.A. from Marquette University.

Independent
Director since: 2017
Term ends: 2022
Committees: NomGov (Chair)
Key qualifications:
Consumer Products
Retail/Beauty
Corporate Governance
Brand/Marketing
Operations
Public Company Boards
Senior Leadership
M&A/Transactions

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continuing directors

Richard Wolford
Age:	75
Current Occupation and Select Prior Experience
•    Interim President and Chief Executive Officer of Diamond Foods, Inc., a packaged food company, from February 2012 to May 2012.
•    Chief Executive Officer of Del Monte Foods Company, a food production and distribution company, from 1997 to 2011 when it was acquired.
•    Chief Executive Officer of HK Acquisition Corp., a food industry investment manager, from 1988 to 1996.
•    President of Dole Packaged Foods, a division of Dole Food Company, Inc., a multinational agricultural company, from 1982 to 1987.
Other Public Company Boards
•    Schiff Nutrition, Inc. (prior to acquisition, NYSE: SHF) from 2011 to 2013 when it was acquired.
•    Del Monte Foods Company (prior to acquisition, NYSE: DLM) from 1997 to 2011 when it was acquired (chairman of the board of directors from 2000 to 2011).
Other Affiliations/Experience/Information
•    Over 30 years leading consumer products businesses.
•    Former and current member of the boards of directors of numerous private companies.
•    Chairman of the board of directors of the Grocery Manufacturers Association (“GMA”), from 2010 to 2011, resigning upon the sale of Del Monte Foods Company.
•    Member of the board of directors of Consumer Goods Forum, a global association of consumer-packaged goods companies, retailers, and manufacturers, during tenure as Chairman of GMA.
•    Vice Chairman of GMA from 2008 to 2010.
Education
•    B.A. in Economics from Harvard University.

Independent
Director since: 2014
Term ends: 2021
Committees: Audit
Key qualifications:
Consumer Products
Financial/Accounting
Corporate Governance
Operations
Public Company Boards
Senior Leadership
M&A/Transactions

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our board
membership and key attributes, skills, and experiences

				committee memberships
name	independent	age	years on board	audit	comp	nomgov
Tarang Amin—Chairman		55	6.4
Lori Keith	✓	51	<1			member
Lauren Cooks Levitan	✓	54	3.9		member
Richelle Parham	✓	52	2.3	member
Kirk Perry	✓	53	3.8		chair
Beth Pritchard—Lead Independent Director	✓	73	2.7			chair
Sabrina Simmons	✓	57	4.3	chair
Maureen Watson	✓	52	4.9			member
Richard Wolford	✓	75	5.9	member
We believe diversity on our Board is important because a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process, enhances overall culture, and ultimately increases our capacity for long-term growth.

89% independent	67% women	33% diverse	3.8 average tenure (years)	58 average age	1 of 10 public companies* with	>60% women on board of directors
*out of 4,800+ public companies (as of March 31, 2020)
Our directors bring a broad set of skills and experiences to our Board. Listed below are certain skills and experiences that we consider important for our directors to possess in light of our current business.

name	consumer products	retail/beauty	financial/accounting	corporate governance	brand/marketing	tech/ digital media	operations	public company boards	senior leadership	m&a/transactions

Tarang Amin	✓	✓		✓	✓	✓	✓	✓	✓	✓
Lori Keith			✓	✓					✓	✓
Lauren Cooks Levitan		✓	✓	✓		✓	✓		✓	✓
Richelle Parham			✓	✓	✓	✓		✓	✓
Kirk Perry	✓			✓	✓	✓	✓	✓	✓
Beth Pritchard	✓	✓		✓	✓		✓	✓	✓	✓
Sabrina Simmons	✓	✓	✓	✓			✓	✓	✓	✓
Maureen Watson	✓	✓		✓	✓	✓			✓
Richard Wolford	✓		✓	✓			✓	✓	✓	✓

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director independence
All of our directors, except our Chairman and Chief Executive Officer, are independent under NYSE listing standards, making our Board 89% independent.
Our Board has determined that Ms. Keith, Ms. Cooks Levitan, Ms. Parham, Mr. Perry, Ms. Pritchard, Ms. Simmons, Ms. Watson, and Mr. Wolford each qualifies as an independent director under NYSE listing standards. Mr. Amin is not considered independent because he is an employee of the Company.
NYSE’s independent director definition includes a series of objective tests, including that the director is not, and has not been within the last three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by NYSE listing standards, our Board has made an affirmative determination as to each independent director that he or she has no material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us). In making these determinations, our Board considered ownership of our stock and reviewed and discussed information provided by each director with regard to that director’s business and personal activities and relationships as they may relate to the Company and our management.
There are no family relationships among any of our directors or executive officers.
the role and responsibilities of our board
Our Board represents our stockholders’ interests and is responsible for furthering the long-term success and value of the Company, consistent with its fiduciary duties to our stockholders. Our Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company.
In fulfilling this role, each director must exercise his or her good faith business judgment in the best interests of the Company and its stockholders. The Company is committed to conducting its business in accordance with ethical business principles. Integrity and ethical behavior are core values of the Company. Our Board provides the best example of these values and will reinforce their importance at appropriate times.
Our Board oversees the risk management process, while the Company’s management oversees and manages risk on a daily basis. The Company’s management provides regular reports to our Board on areas of material risk to the Company, including operational, financial, legal, regulatory, and strategic risks. In addition, as part of its review of operational risk, our Board reviews cybersecurity risks facing the Company, including the potential for breaches of our key information technology systems and the potential for breaches of our systems and processes relating to the protection of consumer and employee confidential information.
While our Board is ultimately responsible for risk oversight, each of our Board committees assists in fulfilling these oversight responsibilities. Their specific areas of responsibility are:

•	the Audit Committee oversees management of risks relating to financial and internal controls. The Audit Committee also aids in the review of cybersecurity risks facing the Company;

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•
the Nominating and Corporate Governance Committee oversees the management of risks related to the effectiveness of our Board, including succession planning for our Board, and our overall governance and structure; and

•	the Compensation Committee oversees the management of risks relating to the compensation of executive officers and employees.
To facilitate our Board’s oversight of our risk management process, the chair of each committee reports (or delegates to another committee member or to our General Counsel to report) on its activities to our full Board, which enables our Board and its committees to coordinate the risk oversight role and keep informed of any developments impacting the Company’s risk profile.
how our board is organized
Our Board currently consists of nine directors, with three classes of directors designated as Class I, Class II, and Class III. Each class of directors serves a staggered three-year term. At each annual meeting of stockholders, directors of the class whose term is expiring are elected for a term of three years. Our directors are classified as follows:

class I	term ends	class II	term ends	class III	term ends
Kirk Perry	2020	Lauren Cooks Levitan	2021	Tarang Amin	2022
Sabrina Simmons	2020	Richelle Parham	2021	Lori Keith	2022
Maureen Watson	2020	Richard Wolford	2021	Beth Pritchard	2022
board leadership

name	position
Tarang Amin	Chairman
Kirk Perry	Chair of the Compensation Committee
Beth Pritchard	Lead Independent Director and Chair of the Nominating and Corporate Governance Committee
Sabrina Simmons	Chair of the Audit Committee
The Company’s governance framework provides our Board with the discretion and flexibility to make determinations as needed to provide appropriate leadership for our Board. In making these determinations, our Board considers many factors, including the specific needs of the business and what is in the best interests of the Company and our stockholders.
Our Board believes that our current Board leadership structure provides an effective balance between strong management leadership and appropriate safeguards and oversight by our independent directors.
Our Board encourages all directors to play an active role in overseeing the Company’s business. The non-management directors meet in executive session without management directors or management present on a regularly scheduled basis. These meetings allow non-management directors to discuss issues of importance to the Company, including the business and affairs of the Company as well as matters concerning management, without any member of management present.
Chairman. Mr. Amin, our Chief Executive Officer, currently serves as our Chairman. Our Board believes that having Mr. Amin serve as Chairman and Chief Executive Officer is important to the short- and long-term success of the Company as it

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provides certain synergies and efficiencies that enhance the functioning of our Board and, importantly, allows our Board to most effectively execute its role in overseeing business strategy.
As the director closest to our business, Mr. Amin is best able to identify many of the business issues that require the attention of our Board and, as Chairman, can best focus our directors’ attention on the most critical business matters. Further, in our Board’s experience, having Mr. Amin serve as the combined role of Chairman and Chief Executive Officer allows for timely and unfiltered communication with our Board on these critical business issues.
Lead Independent Director. When the roles of Chair of our Board and Chief Executive Officer are combined or the Chair is not an independent director (as defined under the NYSE listing standards), our independent directors appoint an independent director to serve as the Lead Independent Director. Ms. Pritchard currently serves as our Lead Independent Director.
Our Board believes that having a Lead Independent Director helps to ensure sufficient independence in its leadership and provide effective independent functioning of our Board in its oversight and governance responsibilities. The Lead Independent Director performs the functions and duties provided in our Lead Independent Director Guidelines and as otherwise may be requested by our Board. Our Lead Independent Director Guidelines are periodically reviewed and updated by our Board and the Nominating and Corporate Governance Committee. A copy of our Lead Independent Director Guidelines is available on our investor relations website at investor.elfcosmetics.com/corporate-governance/governance-guidelines.
Committee Chairs. Each of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee is led by a chair that is an independent director.
Below is a summary of the key responsibilities of our Board leadership positions:

role	key responsibilities
Chairman	• Presides over meetings of our Board.

• Sets the agenda and schedules for Board meetings in consultation with our Lead Independent Director.

• Consults and advises our Board and its committees on the business and affairs of the Company.

• Performs such other duties as may be assigned by our Board.

Chief Executive Officer	• In charge of the daily affairs of the Company, subject to the overall direction and supervision of our Board and its committees and subject to such powers as reserved by our Board.

Lead Independent Director	• Together with the Chairman and management, develops and approves Board meeting agendas and meeting schedules.

• Provides to our Board supplemental materials or information as advisable.

• Presides at executive sessions of the independent directors.

• Facilitates discussion and open dialogue among the independent directors.

• Serves as a liaison between the Chairman and management and the independent directors.

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role	key responsibilities
• Communicates to the Chairman and management, as appropriate, any decisions reached, suggestions, views or concerns expressed by independent directors.

• In appropriate circumstances and in conjunction with our Board, makes himself or herself available for consultation and communication with the Company’s major stockholders.

• Provides the Chairman with feedback and counsel concerning the Chairman’s interactions with our Board.

• Performs such functions and duties set forth in the Lead Independent Director Guidelines.

Committee Chairs	• Preside over committee meetings.

• Set the agenda and schedules for committee meetings.

• Regularly report to the full Board on committee activities.
board committees
Our Board currently has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. The primary responsibilities (and other details) of each committee are described below. These committees play a critical role in our governance and strategy, and each committee has access to management and the authority to retain independent advisers as it deems appropriate.
Each committee operates pursuant to a written charter. You may view each committee’s charter on our investor relations website at investor.elfcosmetics.com/corporate-governance/board-committees. Each committee reviews and assesses the adequacy of its charter at least annually and recommends changes to our Board to reflect the evolving role of the committee.

audit committee
current members:	independent (2):	●●● 3 out of 3	6 meetings held in 2019T and FY 2020.
Sabrina Simmons (Chair) (1)
Richelle Parham	financially literate (3):	●●● 3 out of 3
Richard Wolford			The Audit Committee report is on page 68.

(1)	Designated as an “audit committee financial expert” by our Board within the meaning of Securities and Exchange Commission (“SEC”) regulations.
(2)	Each member of the Audit Committee meets the independence requirements of SEC regulations and NYSE listing standards.
(3)	Per NYSE’s financial literacy requirements.
primary responsibilities
• Appoints, compensates, retains, and oversees the work of our independent auditors.		• Oversees and evaluates the scope of the external and internal audit reviews and results.

• Assesses the qualification and independence of our independent auditors.		• Reviews and discusses with management the Company’s periodic reports and earnings releases.

• Oversees and reviews our financial and accounting controls and processes.		• As appropriate, initiates inquiries into aspects of our internal accounting controls and financial affairs.

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nominating and corporate governance committee
current members:	independent (1):	●●● 3 out of 3	6 meetings held in 2019T and FY 2020.
Beth Pritchard (Chair)
Lori Keith
Maureen Watson

(1)	Each member of the Nominating and Corporate Governance Committee meets the independence requirements of NYSE listing standards.
primary responsibilities
• Oversees our corporate governance guidelines.		• Oversees the evaluation of our Board.

• Makes recommendations regarding candidates for our Board and Board committees.		• Makes recommendations regarding governance matters.

compensation committee
current members:	independent (1):	●● 2 out of 2	5 meetings held in 2019T and FY 2020.
Kirk Perry (Chair)
Lauren Cooks Levitan			The Compensation Committee report is on page 54.

(1)
Each member of the Compensation Committee meets the independence requirements of SEC regulations, the regulations of the Internal Revenue Code of 1986 (the “Internal Revenue Code”), and NYSE listing standards.

primary responsibilities
• Reviews and sets the compensation of our executive officers.		• Reviews and makes recommendations to our Board regarding compensation for our directors.

• Reviews and approves all employment, severance, and change in control arrangements with our executive officers.		• Reviews and approves our incentive-compensation and equity-based compensation plans.
more information

•    The Compensation Committee has the authority to retain consultants and advisers as it may deem appropriate in its sole discretion and has the sole authority to approve related fees and other engagement terms.
• For additional information regarding the Compensation Committee, see under the heading “executive compensation—compensation discussion and analysis—compensation setting process”.

• The Compensation Committee has the authority to delegate any or all of its responsibilities to a subcommittee.

how our directors are selected

sources for candidates	è è è	in depth review by nominating and corporate governance committee	è è è	nomination/election
Directors		Candidate qualifications		Recommend slate of nominees
Management		Current Board composition		êêê
Stockholders		Independence and potential conflicts		Full Board review and approval
Search firms		Diversity		êêê
Nomination and election

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board director suggestions
The Nominating and Corporate Governance Committee is responsible for reviewing with our full Board, on an annual basis, the appropriate characteristics, skills, and experience required for our Board as a whole and the individual directors. In evaluating the suitability of individual candidates for our Board (both new candidates and current directors), the Nominating and Corporate Governance Committee and our Board consider many factors, including the following:

• personal and professional integrity	• experience in the industries in which we operate

• ethics and values	• conflicts of interest

• experience in corporate management, such as serving as an officer or former officer	• experience as a board member or executive officer of another publicly held company

• practical and mature business judgment	• diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members
Our Board evaluates each individual in the context of our Board as a whole, with the objective of assembling a group of directors that can best maximize the success of our business and represent our stockholders’ interests through the exercise of sound judgment using its depth in these various areas. Our Board does not have a specific diversity policy but fully appreciates the value of diversity.
stockholder director suggestions
In addition to candidates identified through its own internal processes, the Nominating and Corporate Governance Committee will evaluate candidates for director that are suggested by any stockholder.
In order for the Nominating and Corporate Governance Committee to consider a stockholder suggestion, the stockholder must submit proof of Company stock ownership and submit an explanation of the reasons why the stockholder believes the candidate is qualified for service on our Board. To fully evaluate the candidate, the Nominating and Corporate Governance Committee may request the stockholder provide additional information regarding the suggested candidate.
The Nominating and Corporate Governance Committee evaluates candidates suggested by stockholders using the same principles and methodologies as it uses to evaluate other candidates (including candidates identified by our Board or the Company).
There is no set deadline or timing for a stockholder to suggest a candidate for our Board. Stockholder suggestions for nominees for director should be submitted in writing to:
e.l.f. Beauty, Inc.
ATTN: Corporate Secretary
570 10th Street
Oakland, California 94607

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The procedures described above are meant to establish an additional means by which stockholders can contribute to our process for identifying and evaluating candidates for our Board and are not meant to replace or limit stockholders’ general nomination rights, as discussed below, in any way.
stockholder director nomination right
Any stockholder may nominate a candidate or candidates for election to our Board at an annual meeting of stockholders if the stockholder complies with the advance notice, information, and consent provisions contained in our bylaws, which are briefly described below.
To nominate a candidate, a stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes the candidate is qualified to serve on our Board. The stockholder must also provide other information about the candidate that would be required by the SEC rules to be included in a proxy statement.
In addition, the stockholder must include the consent of the candidate with respect to the candidate’s nomination and commitment to serve if elected, and describe any relationships, arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise. The stockholder must also submit a director questionnaire and an agreement completed by each candidate (forms of which must be requested from the Company), and the stockholder must provide any other information required by our bylaws. The stockholder must also submit proof of Company stock ownership.
If a stockholder wishes to nominate one or more persons for election to our Board at the 2021 annual meeting of stockholders, we must receive notice of the nomination between April 29, 2021 and May 29, 2021 according to our bylaws. However, if the date of the 2021 annual meeting of stockholders is more than 30 days before or more than 60 days after August 27, 2021, notice must be received not later than the 90th day prior to the date of the 2021 annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of the 2021 annual meeting of stockholders is first made.
Stockholder director nominations must be submitted in writing to:
e.l.f. Beauty, Inc.
ATTN: Corporate Secretary
570 10th Street
Oakland, California 94607
Marathon Partners Equity Management, LLC and certain of its affiliates notified the Company on May 28, 2020 that it intended to nominate three nominees for election as Class I directors at the 2020 annual meeting. Marathon Partners Equity Management, LLC and its affiliates withdrew their notice of intention to nominate and their nominees on July 1, 2020.
termination of TPG board designation rights and cessation of TPG board representation
In connection with TPG’s sale of approximately 3.6 million shares on December 2, 2019, which resulted in TPG being the registered holder of approximately 7.3% of the Company’s outstanding common stock as of that date, and following discussions with the Company and at the Company’s request, TPG, the Company and Mr. Amin (and certain of his family

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trusts) agreed to terminate, effective as of December 4, 2019, the Second Amended and Restated Stockholders Agreement (the “Stockholders Agreement”), dated as of March 3, 2017, by and among the Company, TPG, and certain other additional equity holders of the Company. In addition, on December 3, 2019 (and in connection with TPG’s December 2 sale of common stock), Mr. Ellis, the sole director designee of TPG pursuant to the Stockholders Agreement, resigned from our Board.
As a result of the termination of the Stockholders Agreement, any director that was a TPG designated director ceased to have that designation as of December 4, 2019 and TPG no longer has the contractual right to designate any directors or any nominees for election to our Board. No current director is a partner, member, director, officer, or employee of TPG or its affiliates.
how our directors are evaluated
Our Board is committed to continual corporate governance improvement. Our Board, and each committee, conducts an annual self-evaluation to review and assess its overall effectiveness, including with respect to strategic oversight, board structure and operation, interaction with and evaluation of management, governance policies, and committee structure and composition. As appropriate, these assessments may result in updates or changes to our practices as well as commitments to continue existing practices that our directors believe contribute positively to the effective functioning of our Board and committees.
meeting attendance
Our Board meets at least quarterly each year and special meetings may be held as permitted by our bylaws. Committee meetings are held at such times as the committee may determine, with the goal of meeting at least quarterly each year. Directors are expected to attend and participate in Board meetings and applicable committee meetings, and spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.
During 2019T and FY 2020, our Board held 10 meetings. Each director, for the portion of 2019T and FY 2020 that the director was a member of our Board or a particular committee, as applicable, attended at least 75% of the aggregate of the total number of meetings of our Board held during 2019T and FY 2020 and the total number of meetings held during 2019T and FY 2020 by all committees of our Board on which that director served.
Although we do not have a policy with regard to directors’ attendance at the annual meetings of stockholders, all directors are encouraged to attend annual meetings. Each director that was on our Board on the date of the 2019 annual meeting of stockholders attended the 2019 annual meeting of stockholders.
how our directors are paid
non-employee director compensation program
We compensate our non-employee directors for their service on our Board in accordance with our Non-Employee Director Compensation Program. We also reimburse all directors for their reasonable business expenses incurred in connection with their activities as directors. All our non-employee directors are eligible to receive compensation for their

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service on our Board except for any non-employee director that is a partner, member, director, officer, or employee of TPG or its affiliates. No partner, member, director, officer or employee of TPG or its affiliates has been a member of our Board since December 3, 2019.
The only non-employee directors that were not eligible to receive compensation for their service on our Board in 2019T and FY 2020 were Mr. Ellis (who resigned from our Board on December 3, 2019) and Mr. McGlashan (who resigned from our Board on March 13, 2019) due to their respective affiliation with TPG.
Our Non-Employee Director Compensation Program in effect for 2019T and FY 2020 provided for the following compensation to our non-employee directors:

retainer	cash (1)	stock award (2) (3)	total
Annual Retainer	$45,000	$175,000	$220,000
Lead Independent Director Retainer	$20,000	—	$20,000
Audit Committee Chairperson Retainer	$15,000	—	$15,000
Audit Committee Member Retainer	$7,500	—	$7,500
Compensation Committee Chairperson Retainer	$10,000	—	$10,000
Compensation Committee Member Retainer	$5,000	—	$5,000
Nominating and Corporate Governance Committee Chairperson Retainer	$6,000	—	$6,000
Nominating and Corporate Governance Committee Member Retainer	$3,000	—	$3,000

(1)
The cash portion is paid on a quarterly basis. If a director does not serve as a non-employee director for the entire period, the cash portion of the annual retainers will be pro-rated based on the portion of the period that director served as a non-employee director. Prior to January 1 of any year, a non-employee director may elect to receive all of his or her annual cash retainer for the following year in the form of time-vesting restricted stock units (“RSUs”).

(2)
Payable in time-vesting RSUs. The actual number of RSUs granted to a non-employee director is calculated by dividing the dollar amount of the award by the closing trading price of our common stock on the date of grant. The dollar amount of the award is pro-rated for new non-employee directors. The RSU portion of the annual retainer is granted on the date of each annual meeting of stockholders, or for new non-employee directors, on the date of appointment, and vests in full on the earlier of (i) the first anniversary of the grant date or (ii) immediately prior to the next annual meeting of stockholders after the grant date, subject to the director continuing to serve as a non-employee director through the vesting date. All RSUs granted to our non-employee directors pursuant to the Non-Employee Director Compensation Program vest fully immediately prior to the occurrence of a change in control (as defined in our 2016 Equity Incentive Award Plan).

(3)
For the 2019-2020 board term, the value of the stock award was increased by 25% (or $35,000) to account for the extra quarter between the 2019 annual meeting of stockholders (May 2019) and the 2020 annual meeting (August 2020) as a result of the change in our fiscal year-end. The fiscal year-end change resulted in there being five quarters of Board service between annual meetings instead of the normal four. For the 2020-2021 board term and future board terms, the value of the stock award for our non-employee directors will return to $140,000 under our Non-Employee Director Compensation Program.

director compensation table
The following table shows the compensation earned by or paid to our non-employee directors for their service in 2019T and FY 2020. All dollar amounts are rounded to the nearest whole dollar amount. No non-employee director elected to defer any compensation earned by, or paid in, 2019T and FY 2020.

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name (1)	year	fees earned or paid in cash	stock award (2) (12)	total
Stephen Ellis (3) (4)	2020	—	—	—
	2019T	—	—	—
Lauren Cooks Levitan (5) (6)	2020	$44,156	$174,996	$219,152
	2019T	—	—	—
William McGlashan, Jr. (3) (7)	2019T	—	—	—
Richelle Parham (8)	2020	$49,272	$174,996	$224,268
	2019T	$11,917	—	$11,917
Kirk Perry (6) (9) (10)	2020	$52,338	$174,996	$227,334
	2019T	$1,111	—	$1,111
Beth Pritchard (11)	2020	$70,690	$174,996	$245,687
	2019T	$15,083	—	$15,083
Sabrina Simmons (6)	2020	$51,404	$174,996	$226,400
	2019T	—	—	—
Maureen Watson (6) (9)	2020	$47,993	$174,996	$222,989
	2019T	—	—	—
Richard Wolford (6) (9)	2020	$52,500	$174,996	$227,497
	2019T	—	—	—

(1)		Does not include Ms. Keith as Ms. Keith was appointed to our Board after FY 2020.
(2)
Represents the grant date fair value of RSUs granted to the director, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions, disregarding the effects of estimated forfeitures. For a discussion of the valuation of these awards, see Notes to Consolidated Financial Statements at Note 14 in the 2020 Annual Report. These amounts do not reflect the amount the director has actually realized or will realize from the awards upon the vesting of the granted RSUs, or the sale of the shares underlying the granted RSUs.

(3)		Mr. McGlashan and Mr. Ellis were not entitled to receive any compensation under our Non-Employee Director Compensation Policy due to their affiliation with TPG.
(4)		Mr. Ellis resigned from our Board on December 3, 2019.
(5)		Ms. Levitan was a member of the Audit Committee from January 1, 2019 to December 3, 2019 and was appointed to the Compensation Committee on December 3, 2019.
(6)
Elected to receive RSUs in lieu of cash for the 2018-2019 board term (May 22, 2018 to May 21, 2019). The RSUs for the 2018-2019 board term were granted on May 22, 2018. The grant date fair value of the RSUs, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions, were reported in the Company’s proxy statement for the 2019 annual meeting of stockholders, which was filed with the SEC on April 10, 2019.

(7)		Mr. McGlashan resigned from our Board on March 13, 2019.
(8)		Ms. Parham was a member of the Nominating and Corporate Governance Committee from January 10, 2019 to December 3, 2019 and was appointed to the Audit Committee on December 3, 2019.
(9)
Elected to receive RSUs in lieu of cash for the 2019-2020 board term (May 21, 2019 to the date of the 2020 annual meeting). The RSUs for the 2019-2020 board term were granted on May 21, 2019. The grant date fair value of the RSUs, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions based on the assumptions described in footnote 1, is reflected in the “fees earned or paid in cash” column.

(10)
Mr. Perry was appointed to the Compensation Committee on January 10, 2019 and appointed as the chair of the Compensation Committee on December 3, 2019. (i) $1,111 in 2019T and approximately $694 in FY 2020 in the “fees earned or paid in cash” column represent the additional compensation that Mr. Perry was entitled to after his appointment to the Compensation Committee and (ii) approximately $1,646 in FY 2020 in the “fees earned or paid in cash” column represents the additional compensation that Mr. Perry was entitled to after his appointment as the chair of the Compensation Committee, which, in each case, was paid in cash rather than RSUs for administrative purposes.

(11)		Ms. Pritchard was appointed as the chair of the Nominating and Corporate Governance Committee on January 10, 2019 and as Lead Independent Director on February 14, 2019.
(12)		The following table shows the number of unexercised stock options and RSUs held by our non-employee directors as of March 31, 2020.

2020 Proxy Statement	28

intro	board	company	exec. comp.	equity plans	stockholders	audit	add’l. info	q&a	annexes

name	unexercised stock options	RSUs (*)
Lauren Cooks Levitan	34,500	14,403
Richelle Parham	—	14,403
Kirk Perry	13,800	18,518
Beth Pritchard	—	14,403
Sabrina Simmons	34,500	14,403
Maureen Watson	34,500	18,353
Richard Wolford	34,500	18,724

(*)	100% of the RSUs will vest on the date of the 2020 annual meeting, subject to the director’s continued service through such date.
how you can communicate with us
The Company and our Board welcomes open communications with stockholders and appreciates input that advances our goal of enhancing stockholder value. We engage regularly with our stockholders and encourage anyone, including our stockholders, to contact our Board or individual directors about corporate governance or matters related to our Board or the Company. Individuals may send written communications to our Board, committees of our Board, or individual directors by mailing those communications to our Corporate Secretary at:
e.l.f. Beauty, Inc.
ATTN: Corporate Secretary
570 10th Street
Oakland, California 94607
Depending on the subject matter, our Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example when the request is for information about the Company or is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded to our Board or the director or directors to whom they were addressed. A member of management also makes those communications available to our Board upon request.

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our company
our executive officers
The following is a list of our executive officers and their respective ages, positions, and brief biographies as of the date of this proxy statement.

Tarang Amin chief executive officer and president
Age: 55
Current Role
•    Mr. Amin has served as our Chief Executive Officer since January 2014 and as our President since March 2019.
More Information
•    For more information about Mr. Amin, see under the heading “our board of directors—continuing directors”.

Rich Baruch senior vice president and chief commercial officer
Age: 52
Current Role
•    Mr. Baruch has served as our Senior Vice President and Chief Commercial Officer since February 2014.
Select Prior Experience
•    Senior Vice President and Chief Commercial Officer at Schiff Nutrition (until its acquisition, NYSE: SHF) from July 2012 to January 2013 when it was acquired.
•    Vice President, Category Advisory Services at Coca-Cola Refreshments, a division of The Coca-Cola Company (NYSE: KO), a leading global beverage company, from December 2010 to June 2012.
•    Over 10 years sales leadership experience with The Clorox Company.
Education
•    B.A. in English from University of Pennsylvania.

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Mandy Fields senior vice president and chief financial officer
Age: 39
Current Role
•    Ms. Fields has served as our Senior Vice President and Chief Financial Officer since April 2019.
Select Prior Experience
•    Chief Financial Officer of BevMo!, a retailer of alcoholic beverages, from June 2016 to March 2019.
•    Vice President of Finance and Analytics at Albertsons Companies, a grocery company, from 2010 to 2016.
Education
•    B.S. in Finance from Indiana University of Bloomington’s Kelley School of Business.

Josh Franks senior vice president, operations
Age: 42
Current Role
•    Mr. Franks has served as our Senior Vice President, Operations since January 2020.
Select Prior Experience
•    Senior Vice President, Operations and Supply Chain, at Lyrical Foods (d/b/a Kite-Hill), a plant-based, dairy-free packaged food manufacturer, from July 2018 to December 2019.
•    Vice President, Operations and Supply Chain, at Raybern Foods, a packaged food manufacturer, from April 2014 to March 2018.
Education
•    B.S. in Business Administration, Operations Management, and Supply Chain Management from North Carolina State University.

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Kory Marchisotto senior vice president, chief marketing officer
Age: 44
Current Role
•    Ms. Marchisotto has served as our Senior Vice President and Chief Marketing Officer since February 2019.
Select Prior Experience
•    Senior Vice President, Marketing for bareMinerals, a brand of Shiseido Americas Corporation (TYO: 4911), a global beauty company, from 2016 to 2018.
•    Senior Vice President of Marketing, Beauty Prestige Group (from 2015 to 2016) and Vice President of Marketing, Beauty Prestige Group (from 2011 to 2015) at Shiseido Americas Corporation.
Education
•    Masters of Professional Studies, Cosmetics and Fragrance Marketing and Management from the Fashion Institute of Technology.
•    B.B.A. in Marketing from Pace University’s Lubin School of Business.

Scott Milsten senior vice president, general counsel, and chief people officer
Age: 50
Current Role
•    Mr. Milsten has served as our Senior Vice President, General Counsel, and Corporate Secretary since January 2014 and as our Chief People Officer since August 2016.
Select Prior Experience
•    Senior Vice President, General Counsel, and Corporate Secretary at Schiff Nutrition (until its acquisition, NYSE: SHF) from July 2011 to January 2013 when it was acquired.
•    Senior Vice President, General Counsel, and Corporate Secretary of Celera Corporation, a health-care diagnostics company (until its acquisition, NASDAQ: CRA), from August 2009 to June 2011 when it was acquired.
Education
•    B.A. in English from Duke University.
•    J.D. from University of Pennsylvania Law School.

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certain relationships and related party transactions
policy and procedures
The Audit Committee has adopted a written policy regarding transactions between the Company and our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any affiliates or members of the immediate family of any of the foregoing. We refer to these individuals and entities as “related parties” and these relationships generally as “related party transactions”.
Any request for us to enter into a related party transaction in which the amount involved exceeds $120,000 and a related party would have a direct or indirect interest must first be presented to the Audit Committee for review, consideration, and approval. The Audit Committee reviews all the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and considers any conflicts of interest and corporate opportunity provisions of the Company’s Code of Business Conduct and Ethics.
related party transactions during the year
The following is a description of related party transactions entered into during 2019T and FY 2020 in which the amount involved exceeds $120,000 and a related party would have a direct or indirect interest:

•	we paid compensation to our directors and executive officers in 2019T and FY 2020. See under the headings “our board of directors—how our directors are paid” and “executive compensation”; and

•
we entered into our standard indemnification agreement with Ms. Marchisotto, Ms. Fields, and Mr. Franks when each joined the Company. Our standard indemnification agreement requires us to, among other things, indemnify our directors and executive officers to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees incurred by such individuals in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

rule 10b5-1 plans
Certain of our executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the individual when entering into the Rule 10b5-1 plan, without further direction from them. The individual may amend or terminate the Rule 10b5-1 plan in specified circumstances.
corporate governance materials
Our Corporate Governance Guidelines are intended to provide a set of flexible guidelines for the effective functioning of our Board, including director qualifications and responsibilities, management succession and Board committees. Our Corporate Governance Guidelines are reviewed regularly and revised as necessary or appropriate in response to changing

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regulatory requirements, evolving best practices, and other considerations. A copy of our Corporate Governance Guidelines is available on our investor relations website at investor.elfcosmetics.com/corporate-governance/governance-guidelines.
In addition to our Corporate Governance Guidelines, we have adopted a Code of Business Conduct and Ethics for our directors, officers, and employees, including our principal executive officer and principal financial officer, and principal accounting officer. The Code of Business Conduct and Ethics is designed to help directors and employees resolve ethical and compliance issues encountered in the business environment. We will make any legally required disclosures regarding amendments to, or waivers of, our Code of Business Conduct and Ethics on our investor relations website. A copy of our Code of Business Conduct and Ethics is available on our investor relations website at investor.elfcosmetics.com/corporate-governance/code-of-business-conduct-ethics.

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executive compensation

proposal 2:	advisory vote to approve compensation for our named executive officers
☑ FOR
Our Board unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation for our named executed officers.
Our Board believes our executive compensation program aligns the interests of our executive officers with the long-term interests of our stockholders and, consistent with our pay-for-performance culture, rewards our executive officers when the Company achieves its short- and long-term strategic and financial goals.

what am i voting on?
As an emerging growth company, we are not required to hold an advisory vote to approve the compensation of our named executive officers (commonly referred to as a “say-on-pay vote”). We will not be required to hold a say-on-pay vote until we cease to be an emerging growth company, which will occur on March 31, 2022 or the earlier date that we meet certain market capitalization, revenue, or debt thresholds.
We are adopting the say-on-pay advisory vote early. Stockholders are being asked to indicate their support, on an advisory (non-binding) basis, for the compensation of our named executive officers for 2019T and FY 2020 as described in this proxy statement by casting a vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers for 2019T and FY 2020, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, compensation tables, and narrative discussion, is hereby APPROVED.”
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
Stockholders should review the information under the heading “executive compensation—compensation discussion and analysis” and the tables and narrative discussion under the heading “executive compensation—executive compensation tables”. Our Board and the Compensation Committee believe that the policies and procedures discussed in the following sections are effective in achieving our goals and have contributed to the Company’s recent and long-term success.
Because the vote is advisory, it is not binding on our Board or the Company. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and our Board and, accordingly, our Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

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what is the required vote?
The compensation of our named executive officers for 2019T and FY 2020 will be approved, on an advisory basis, by a majority of votes cast (meaning the number of shares voted “For” must exceed the number of shares voted “Against” in order for this proposal to be approved). Abstentions and broker non-votes are not considered votes cast for this proposal and will have no effect on the vote for this proposal.

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proposal 3:	advisory vote on the frequency of the advisory vote on executive compensation
☑ 1 YEAR
Our Board unanimously recommends a vote for “1 YEAR”, on an advisory basis, for the frequency of the advisory vote on executive compensation.
Our Board believes an annual say-on-pay vote would enable our stockholders to provide us with input regarding the compensation of our named executive officers on a timely basis.

what am i voting on?
Stockholders are being asked to vote, on an advisory (non-binding) basis, for how frequently we should seek a say-on-pay vote (commonly referred to as a “say-when-on-pay vote”). As an emerging growth company, as in the case of the say-on-pay vote, we are not required to hold a say-when-on-pay vote. However, as a matter of good governance and in connection with our early adoption of the say-on-pay vote, we are also holding a say-when-on-pay vote.
Stockholders may vote for whether they would prefer a say-on-pay vote every year, every two years, or every three years. Stockholders may also abstain from voting on this proposal. While we will continue to monitor developments in this area, our Board currently plans to seek a say-on-pay vote every year and, as such, is asking our stockholders to vote for a frequency of “1 YEAR”. Our Board and the Compensation Committee believe that holding a say-on-pay vote every year is advisable for a number of reasons, including the following:

•	it would enable our stockholders to provide us with input regarding the compensation of our named executive officers on a timely basis; and

•
it is consistent with our goal to seek input from, and engage in discussion with, our stockholders on corporate governance matters and our compensation philosophy, policies, and practices for our executive officers.

Stockholders are not voting to approve or disapprove our Board’s recommendation. Instead, stockholders may vote for their preferred frequency of the say-on-pay vote: “1 year,” “2 years,” “3 years” or “Abstain.”
Because the vote is advisory, it is not binding on our Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and our Board and, accordingly, our Board and the Compensation Committee intend take into account the outcome of this vote in considering the frequency with which the say-on-pay vote will be held in the future.
what is the required vote?
As noted above, stockholders are not voting to approve or disapprove our Board’s recommendation with respect to the frequency with which the say-on-pay vote will be held in the future. With that said, the frequency choice (“1 year,” “2 years,” “3 years”) receiving the most votes will be given due regard by, but will not be binding on, our Board or the Company.

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compensation discussion and analysis
The compensation discussion and analysis (the “CD&A”) provides information with respect to compensation for our named executive officers for:

•	the transition period from January 1, 2019 to March 31, 2019 (“2019T”), which resulted from the change in late 2018 to the Company’s fiscal year-end from December 31 to March 31; and

•	the fiscal year ended March 31, 2020 (“FY 2020”).
The compensation provided to our named executive officers in 2019T and FY 2020 is discussed in detail in the CD&A and in the tables under the heading “executive compensation—executive compensation tables”.
We are not required to include a compensation discussion and analysis in our proxy statement until we cease to be an emerging growth company. This year, however, we have elected to provide additional disclosure beyond what the JOBS Act requires of emerging growth companies.
The CD&A is organized into the following sections:

•	executive summary, starting on page 38;

•	named executive officers, starting on page 41;

•	compensation philosophy, objectives, and design, starting on page 41;

•	compensation setting process, starting on page 42;

•	compensation program components, starting on page 44; and

•	other compensation information, starting on page 52.
executive summary
our company
We offer inclusive, accessible, and cruelty-free beauty products. Our unique ability to combine cost, quality, and speed differentiates us in the beauty industry. This combination, along with our innovation capabilities, enables us to deliver prestige quality products at extraordinary prices across color cosmetics and adjacent categories, such as skin care.
Our brands are our namesake e.l.f. Cosmetics brand, which makes the best of beauty accessible to every eye, lip and face by offering high-quality cosmetics and skin care products at an extraordinary value, all formulated 100% vegan and cruelty-free, and our newly acquired W3LL PEOPLE brand, a clean beauty pioneer with 40 EWG VERIFIED™ products.
strong financial results
2019T and FY 2020 was a terrific period for the Company, highlighted by five consecutive quarters of net sales growth.

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$283 million FY 2020 net sales		64% FY 2020 gross margin	$18 million FY 2020 net income	$63 million FY 2020 Adjusted EBITDA (2)
+6% incl. e.l.f. retail stores	+11% ex. e.l.f. retail stores (1)	+300 basis points YoY	$0.35 earnings per share	with ~2x marketing and digital spend

4.8% market share (3)	+50 basis points	e.l.f. Cosmetics grew the most market share of the top five color cosmetics brands	#4 favorite teen brand (4)

(1)	See Annex A for a reconciliation of net sales (including the contribution from e.l.f. retail stores) to net sales (excluding the contribution from e.l.f. retail stores).
(2)	See Annex A for a reconciliation of net income to Adjusted EBITDA.
(3)	According to Nielsen xAOC 52 weeks ending March 21, 2020.
(4)	According to the Piper Sandler 39th Semi-Annual Taking Stock With Teens® Survey, Spring 2020. Up from #6 a year ago.
We reversed declining sales trends at the end of 2018 and achieved $64 million in net sales in 2019T, which represented 3% year-over-year growth (excluding the contribution from e.l.f. retail stores). Our disciplined execution fueled a 11% year-over-year net sales growth in FY 2020 (excluding the contribution from e.l.f. retail stores) that greatly outpaced the category, which declined in tracked channels in FY 2020 according to Nielsen.
We increased investment against our strategic imperatives in FY 2020 (including nearly doubling our marketing investment from the prior year) and delivered $17.9 million of net income and $62.6 million of Adjusted EBITDA in FY 2020.
We successfully navigated a 25% tariff being implemented on the majority of our products and increased gross margin in FY 2020 by 300 basis points compared to the prior year.
We reasserted our multiple areas of competitive advantage, which resulted in e.l.f. Cosmetics growing market share by 50 basis points during FY 2020 according to Nielsen. We entered COVID-19 headwinds with strengths relative to the category and expect to continue to take market share.
strengthening corporate governance
We have continued to strengthen our corporate governance. We appointed Beth Pritchard as our Lead Independent Director in February 2019. We also refreshed the membership of our Board committees twice in 2019T and FY 2020, leveraging the experience sets of our directors.
Additionally, although we are an emerging growth company and are not required by applicable rules to hold a “say-on-pay” vote until March 31, 2022 (unless we meet certain thresholds earlier), we have included at the 2020 annual meeting a say-on-pay vote with respect to compensation paid to our named executive officers for 2019T and FY 2020. We are also asking stockholders to vote for holding our say-on-pay vote annually. We value ongoing stockholder input, which an annual say-on-pay vote will enable.

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executing on strategic extensions
We completed the acquisition of W3LL PEOPLE in FY 2020, which was strategically important as clean is one of the fastest growing segments within beauty. We also incubated a new brand expected to launch in FY 2021. Both are key milestones as we evolve from a single brand to multi-brand beauty company.
continued progress against strategic imperatives
We made significant progress against our strategic imperatives to grow and create long-term value for our stockholders. See under the heading “introduction—e.l.f. Beauty at a glance—highlights from 2019T and FY 2020—continued progress against strategic imperatives”.
2019T and FY 2020 compensation highlights

Substantial reduction in target total direct compensation.	No increase in base salaries or annual cash incentive targets.	FY 2020 cash incentive compensation tied solely to profitability.	Vast majority of compensation is variable, at-risk, and in equity.

Our executive compensation program is designed to directly tie our executive officers’ compensation with the performance of the Company and align the interests of our executive officers with the interests of our stockholders. Highlights of our compensation-related decisions in 2019T and FY 2020 include:

•
maintaining base salaries and annual cash incentive opportunities for our named executive officers—we have never changed the base salaries or annual cash incentive opportunities for our named executive officers, which for Mr. Amin, Mr. Baruch, and Mr. Milsten remain the same as 2014;

•	continuing to have our annual cash incentive compensation tied solely to the Company’s profitability;

•
continuing to provide the majority of our named executive officers’ compensation in the form of equity to instill an ownership culture, align the interests of our named executive officers with the interests of our stockholders, and support long-term retention;

•
substantially reducing the targeted value of equity awards made in 2019T to our then-serving named executive officers as compared to the targeted value of equity awards made in 2018, including a 30% reduction for Mr. Amin; and

•
granting 50% of Mr. Amin’s equity compensation in the form of performance-based restricted stock (with stock price hurdles of 151%, 189%, and 226% of the stock price on grant date) to even more closely align his compensation with the Company’s strong pay-for-performance culture and focus on the delivery of substantial and sustainable value to stockholders.

The compensation for our named executive officers for 2019T and FY 2020 is discussed in more detail in the sections of the CD&A that follow.

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named executive officers
Our named executive officers for FY 2020 were as follows:

name	position
Tarang Amin	Chairman, Chief Executive Officer, President, and Director
Rich Baruch	Senior Vice President and Chief Commercial Officer
Mandy Fields	Senior Vice President and Chief Financial Officer
Josh Franks	Senior Vice President, Operations
Scott Milsten	Senior Vice President, General Counsel, Chief People Officer, and Corporate Secretary
Ms. Fields was appointed our Senior Vice President and Chief Financial Officer effective April 22, 2019. Mr. Franks was appointed our Senior Vice President, Operations effective January 2, 2020.
For biographical information regarding our named executive officers, see under the heading “our company”.
compensation philosophy, objectives, and design
We have a pay-for-performance culture. We believe our executive officers should be rewarded when the Company achieves its short-term and long-term strategic and financial goals, since these accomplishments reward our stockholders by generating better stock price returns.
Our executive compensation program is designed to achieve the following objectives:

attract and retain talent	align with stockholders	pay-for-performance
Attract, motivate, and retain highly talented and experienced executive officers who drive our success.	Align our executive officers’ incentives with the long-term interests of our stockholders.	Reward our executive officers for their performance and motivate them to achieve the Company’s short- and long-term and financial strategic goals.

We achieve our objectives through an executive compensation program that:

•
provides a competitive total pay opportunity that enables us to compete effectively for executive talent with large legacy consumer products, retail, and beauty companies, as well as with high growth technology and digital companies in the San Francisco Bay Area;

•
emphasizes pay-for-performance by delivering a majority of our executive officers’ pay only upon the achievement of our short-term and long-term strategic and financial goals, which are designed to deliver responsible and sustainable stockholder value growth; and

•	provides strong alignment with our stockholders, with a significant majority of the target compensation opportunity for our executive officers delivered in the form of equity awards.

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Below is a summary of our key compensation governance practices:

✓		✗
what we do		what we don’t do

✓	We believe in pay-for-performance. The majority of our executive officers’ pay is variable and at-risk, with the amount realized dependent upon the achievement of our short-and long-term objectives.	✗	We don’t guarantee annual salary increases or minimum cash bonuses.

		✗	We don’t modify our performance targets during the performance period.

✓	We provide a compensation mix heavily weighted towards equity to align the interests of our executive officers with the interests of our stockholders.	✗	We don’t have pension plans or executive-only benefit or retirement plans.

		✗	We don’t provide excise tax gross ups.

✓	Our annual cash incentives are based solely on financial performance.	✗	We don’t provide excessive perquisites to our executive officers.

✓	We engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent and experienced directors.

compensation setting process
roles and responsibilities
The Compensation Committee has primary responsibility for reviewing and approving our overall compensation program, including reviewing and approving the form and amount of compensation to be paid or awarded to our executive officers, approving employment agreements with our executive officers, and performing a risk assessment of our compensation program in order to strike the appropriate balance of risk and reward without encouraging excessive or inappropriate risks that would have an adverse impact on stockholders. The Compensation Committee, management, and our independent compensation consultants work closely in managing our executive compensation program. A summary of each of their roles and responsibilities (and other relevant information) is summarized below:

role	responsibilities and other relevant information
Compensation Committee	•
Reviews and approves individual executive compensation decisions, including compensation for each of our executive officers (including our Chief Executive Officer), and new hire packages and employment agreements for new executive officers.

	•	Evaluates and manages our executive compensation philosophy and programs, overseeing decisions regarding specific equity-based compensation plans, programs, and grants.

	•	Reviews, at least annually, the selection of companies in our peer group to determine the competitiveness of executive officer and non-employee director compensation programs.

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role	responsibilities and other relevant information
•
Conducts annual reviews and approves (or, if applicable, makes recommendations to our board of directors regarding the adoption and approval of) our cash-based and equity-based incentive compensation plans and arrangements for our executive officers and non-employee directors.

Management	Chief Executive Officer

• Reviews and makes recommendations regarding the salary, short-term incentive compensation targets, and other compensation for our executive officers (other than himself).

Chief People Officer

•
Assists the Compensation Committee in fulfilling its responsibilities by providing advice on compensation best practices, information regarding attrition and retention at the Company, as well as information regarding employee sentiment on such matters and employee engagement.

Compensation consultants	•
The Compensation Committee has engaged Radford, an independent compensation consulting firm, to advise the Compensation Committee with respect to our overall executive compensation programs, including, among other matters, market comparisons, long-term incentive programs, targeted mix of compensation components, and characteristics of equity awards. Radford has been engaged by the Compensation Committee every year since 2016.

• Radford reports directly to the Compensation Committee and does not provide any non-compensation related services to the Company.

•
Based on an assessment of the six independence factors established by the SEC, the Compensation Committee determined that the engagement of Radford does not raise any conflicts of interest or similar concerns.

•
In addition, the Compensation Committee evaluated the independence of its other outside advisers, including outside legal counsel, considering the same independence factors and concluded their work for the Compensation Committee does not raise any conflicts of interest.

peer group
To assess the competitiveness of our executive compensation program, the Compensation Committee considers the compensation practices of peer companies reasonably similar to the Company on the basis of, among other things, industry, consumer focus, revenue, market cap, and geography. The Compensation Committee periodically reviews and approves changes to the peer group based on the recommendation of its independent compensation consultant. As part of the Compensation Committee’s periodic review of our compensation peer group, the Compensation Committee, with assistance from Radford, approved the following peer group in December 2018. The Compensation Committee used this peer group in setting executive compensation for 2019T and FY 2020.

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2019T and FY 2020 peer group
Benefitfocus	Lifetime Brands	Planet Fitness	The Habit Restaurants
Chuy’s	Movado Group	Ruth's Hospitality Group	Tilly’s
Etsy	Natural Health Trends	Shake Shack	WageWorks
Clarus	Nautilus	Shutterstock	ZAGG
Duluth	Nutrisystem	Stamps.com
compensation program components
We have three primary elements of our compensation plan: base salary, annual cash incentive compensation, and long-term incentive compensation.

compensation type	form	characteristic	link to strategy
Base salary	Cash	Fixed	Provides a fixed level of pay to attract and retain talented executive officers.
Annual cash incentive	Cash	Variable/At-risk	Rewards achievement of the Company’s annual financial goals.
Long-term incentive	Equity	Variable/At-risk	Rewards creation of long-term stockholder value.
targeted compensation mix
The targeted mix of our three primary compensation elements (1) for FY 2020 for our Chief Executive Officer and our other named executive officers (other than Ms. Fields and Mr. Franks) (2) are as follows:
majority of compensation is tied to long-term stockholder value and is variable and at-risk

(1)
Comprised of base salary (at the annual rate in effect) for FY 2020, target annual cash incentive for FY 2020, and the targeted value of the equity awards granted to Mr. Amin, Mr. Baruch, and Mr. Milsten in 2019T.

(2)
Excludes Ms. Fields and Mr. Franks as each commenced employment with the Company in FY 2020 and received new-hire equity awards, which, at the Company and many other companies, tend to be larger than the targeted value of annual equity awards.

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base salaries
The Company provides base salaries as a fixed source of compensation for our executive officers, allowing them a degree of certainty with respect to their day-to-day compensation. The Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain highly qualified executive talent. The relative levels of base salary for each executive officer is designed to reflect that executive officer’s scope of responsibility and accountability to us, as well as our desire to maintain relative internal parity among our executive officers. The Compensation Committee reviews the base salaries of our executive officers periodically.
The base salaries for Mr. Amin, Mr. Baruch, and Mr. Milsten have not been increased in over six years and remain the same as the base salaries set forth in their respective new hire offers in 2014. This decision was made based on our philosophy of delivering the majority of compensation opportunity through long-term equity compensation. The base salaries of Ms. Fields and Mr. Franks were set in connection with their commencement of employment during FY 2020, were based on arms’ length negotiations, and were consistent with the base salaries for the Company’s other executive officers.
The annual base salaries for FY 2020 for our named executive officers were as follows:

FY 2020 annual base salaries

name	base salary (1)
Tarang Amin	$475,000
Rich Baruch	$325,000
Mandy Fields	$350,000
Josh Franks	$325,000
Scott Milsten	$325,000

(1)	The base salaries for our named executive officers (other than Ms. Fields and Mr. Franks) for 2019T were, on an annualized basis, the same as their respective base salaries for FY 2020.
annual cash incentive compensation
The Company provides annual cash incentive compensation to motivate our executive officers to achieve our financial and strategic goals. Annual cash incentive compensation is based on predetermined financial measures that are chosen by the Compensation Committee at the beginning of the fiscal year and that are aligned with the Company’s annual growth objectives as well as its long-term business plan. The financial measure performance goals for our annual cash incentive compensation are designed to be challenging.
We believe that annual cash incentive compensation:

•	holds our executive officers accountable;

•	aligns the interests of our executive officers, the Company, and our stockholders;

•	enables us to focus on achieving and exceeding financial goals that drive stockholder value creation;

•	attracts and retains the top talent in the industry; and

•	recognizes and rewards individuals for contributing to the Company’s success.

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The annual cash incentive payout for each executive officer is determined based on a formula, consisting of the executive officer’s base salary, target annual cash incentive opportunity (which is set at a percentage of base salary by the Compensation Committee early in the applicable fiscal year), and a funding percentage of the annual cash incentive compensation pool based on the performance by the Company with respect to predetermined financial measures chosen by the Compensation Committee. Individual performance has not been considered when determining annual cash incentive payouts for executive officers as the Company subscribes to a “one team” philosophy where all employees participate equally (subject to variations in target annual cash incentive opportunity) in the Company’s successes and shortcomings.
The formula for determining the annual cash incentive payout for our executive officers is as follows:

base salary	x	target percentage	x	funding percentage	=	annual cash incentive payout
The funding percentage of the annual cash incentive compensation pool is determined based on the performance by the Company of the predetermined financial measures chosen by the Compensation Committee.
There is a threshold funding percentage of 80% (if the threshold performance goal is achieved) and a maximum funding percentage of 200% (if the maximum performance goal is achieved or exceeded), with funding percentages corresponding on a linear basis to performance between threshold and target levels and performance between target and maximum levels. If the threshold performance is not achieved, the funding percentage is set at 0% and no annual cash incentive compensation is paid.

ç	performance by the company of predetermined financial measures					è
ß below threshold	threshold goal achieved	ßà in between goals	target goal achieved	ßà in between goals	maximum goal achieved	à above maximum
	â	corresponds to a funding percentage of:			â

0% no funding	80%	81% to 99% on a linear basis	100%	101% to 199% on a linear basis	200%	200% maximum cap
ç	funding percentage of the annual cash incentive compensation pool					è
The target annual cash incentive opportunities for Mr. Amin, Mr. Baruch, and Mr. Milsten have not been increased in over six years and remain the same as the annual cash incentive targets set forth in their respective new hire offers in 2014. Similar to the decision to keep base salaries consistent, no changes were made to the annual cash incentive targets for FY 2020 based on our philosophy of delivering the majority of compensation opportunity through long-term equity compensation. The target annual cash incentive opportunities for Ms. Fields and Mr. Franks were set in connection with their commencement of employment during FY 2020, were based on arms’ length negotiations, and were consistent with the annual cash incentive targets of the Company’s other executive officers.

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The target annual cash incentive opportunities for FY 2020 for our named executive officers were as follows:

FY 2020 target annual cash incentive opportunities

name	target (% of salary)	target value (1)
Tarang Amin	100%	$475,000
Rich Baruch	40%	$130,000
Mandy Fields	50%	$175,000
Josh Franks	40%	$32,055
Scott Milsten	40%	$130,000

(1)
Mr. Franks’ target value was pro-rated for the actual number of days Mr. Franks was employed in FY 2020. Ms. Fields’ target value was not pro-rated as she commenced employment with the Company in April 2020, the first month of FY 2020.

2019T cash incentive compensation
The Compensation Committee decided to award cash incentive payouts for 2019T to provide appropriate retention and incentives in the transition period. The Compensation Committee considered in particular that, absent any short-term incentive compensation opportunity for 2019T, employees would otherwise have to wait 15 months between the 2018 annual cash incentive payments that were made in February 2019 and FY 2020 annual cash incentive payments (if any) that would be paid in May 2020. The Compensation Committee did not elect to put in a formal cash incentive compensation program for 2019T as it only consisted of 90 days, and instead decided to evaluate short-term cash incentive compensation for 2019T on a discretionary basis based on the Company’s overall financial performance during the period.
The Company reversed declining sales trends at the end of 2018 and achieved $64 million in net sales in 2019T, which represented 3% year-over-year growth (excluding the contribution from e.l.f. retail stores). The Company’s net sales out-performance in 2019T was 12% above the consensus estimate of $57 million. The Company also achieved $13 million in Adjusted EBITDA in 2019T, which was 62% above the consensus estimate of $8 million. Based on the out-performance, the Compensation Committee determined that cash incentive compensation payouts at 200% of target (on a pro-rated basis) would have been appropriate.
In order to additionally incentivize performance over the entirety of FY 2020, however, the Compensation Committee decided to create a cash incentive pool equivalent to 200% of target (pro-rated for the length of 2019T), half of which would be paid out for 2019T, and the other half of which would only be eligible to be earned based on performance over the entirety of FY 2020 as measured against the predetermined financial goals applicable to the FY 2020 annual cash incentive plan. As such, our employees (including our executive officers) who were employed during 2019T were awarded cash incentive payouts in an amount equal to 100% of annual cash incentive targets, pro-rated for the length of 2019T.
With respect to the remaining cash incentive pool, as an example, if the Company achieved a 90% funding percentage under the FY 2020 annual cash incentive plan, eligible employees would receive an additional payout of 90% of the 2019T cash incentive amount. In arriving at its decision, the Compensation Committee sought to balance fairness to employees (including our executive officers), who under our historic annual cash incentive plans have had the opportunity to earn annual cash incentives up to 200%, with driving financial success over the entirety of FY 2020.

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The 2019T cash incentive payouts for our named executive officers who were employed during 2019T were as follows:

2019T cash incentive payouts

name	target value (1)	actual payout (% of target)	actual payout
Tarang Amin	$117,124	100%	$117,124
Rich Baruch	$32,055	100%	$32,055
Scott Milsten	$32,055	100%	$32,055

(1)	Represents 100% of annual cash incentive compensation target, pro-rated for the length of 2019T (which was 90 days).
The 2019T cash incentive payouts are reported under the heading “bonus” in the summary compensation table.
FY 2020 annual cash incentive compensation
Consistent with our pay-for-performance culture, the Compensation Committee based FY 2020 annual cash incentive compensation on predetermined Adjusted EBITDA goals for FY 2020, which were tied to the Company’s Board-approved budget for FY 2020. The Compensation Committee chose Adjusted EBITDA because it is a key measure the Company uses to understand and evaluate its operational performance and because the Compensation Committee believes Adjusted EBITDA is an important driver of the price of the Company’s common stock, which aligns executive compensation with maximization of stockholder value.
The FY 2020 annual cash incentive compensation pool was self-funded, meaning that the Company’s Adjusted EBITDA performance in FY 2020 needed to be sufficient to generate profit to pay the annual cash incentive payouts for FY 2020 and to generate profit for the Company and its stockholders.
The Adjusted EBITDA goals and the corresponding funding percentages for the FY 2020 annual cash incentive compensation pool were as follows:

Adjusted EBITDA goals for FY 2020 annual cash incentive compensation

	adj. EBITDA (1)	funding percentage (2)
threshold	$45.8 million	80%
target	$49.0 million	100%
maximum	$52.6 million	200%

(1)		After funding of the annual cash incentive compensation pool. See Annex A for a reconciliation of net income to Adjusted EBITDA.
(2)		The funding percentages correspond, on a linear basis, to performance between threshold and target levels and performance between target and maximum levels.
The Compensation Committee deliberately set the Adjusted EBITDA threshold, target, and maximum goals for FY 2020 lower than actual Adjusted EBITDA result in 2018 to account for the Company’s substantial planned investments in FY 2020 against its strategic imperatives and the expectation that it would take time to realize the benefits of these investments in a soft and highly competitive mass color cosmetics category. Most significantly, in connection with the e.l.f. Cosmetics brand recharge, the Company planned to increase its marketing and digital investments to 12-14% of net sales in FY 2020 (up from approximately 7% of net sales in the prior year). The Adjusted EBITDA target goal was set at $49.0 million, above the high-end of the Company’s initial Adjusted EBITDA guidance for FY 2020 (which reflected the assumptions discussed above) of $45-48 million. The Compensation Committee believed that the selected Adjusted EBITDA goals were challenging and rigorous and were aligned with the Company’s growth objectives for FY 2020 as well as its long-term business plan.

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The Company achieved $62.6 million in Adjusted EBITDA in FY 2020, after funding of the annual cash incentive compensation pool. This Adjusted EBITDA performance was approximately 19% greater than the maximum performance goal for FY 2020 and, as such, resulted in an overall funding percentage of 200%. In addition, in connection with the additional cash incentive pool created following the Compensation Committee’s evaluation of 2019T performance as discussed above, the Compensation Committee awarded eligible employees an additional 100% of their actual 2019T cash incentive payouts (equal to 25% of annual cash incentive targets) based on FY 2020 Adjusted EBITDA performance, resulting in eligible employees receiving the equivalent of 200% of annual cash incentive targets for the entire 15-month 2019T and FY 2020 period.
The annual cash incentive payouts for FY 2020 for our named executive officers were as follows. All dollar amounts are rounded to the nearest whole dollar amount.

FY 2020 annual cash incentive payouts—2019T additional pool

name	target value (1)	actual payout (% of target) (1)	actual payout
Tarang Amin	$117,124	100%	$117,124
Rich Baruch	$32,055	100%	$32,055
Scott Milsten	$32,055	100%	$32,055

(1)
Represents the portion for which eligibility was tied to employment in 2019T as discussed above. Percentage is equivalent to 25% of the annual cash incentive target on a pro-rated basis (based on the length of 2019T (90 days)).

FY 2020 annual cash incentive payouts—FY 2020 pool

name	target value	actual payout (% of target)	actual payout
Tarang Amin	$475,000	200%	$950,000
Rich Baruch	$130,000	200%	$260,000
Mandy Fields	$175,000	200%	$350,000
Josh Franks	$32,055	200%	$64,110
Scott Milsten	$130,000	200%	$260,000
The sum of the annual cash incentive payouts for FY 2020 (including both the 2019T additional pool and the FY 2020 pool payouts) are reported under the heading “non-equity incentive plan comp.” in the summary compensation table.
The total sum of the amounts reported under the headings “bonus” and “non-equity incentive plan comp.” in the summary compensation table for 2019T and FY 2020 represent a payout of 200% of cash incentive targets for the entirety of 2019T and FY 2020, pro-rated as appropriate for each named executive officer for the length of employment during that period.
long-term incentive compensation
A core principal of our executive compensation program is that a significant percentage of compensation awarded to our executive officers be in the form of long-term incentive compensation. This compensation is dependent on the financial success of the Company and the sustained performance of our common stock over the long-term. This means that our executive officers are rewarded when they produce value for our stockholders. We have designed our long-term incentive compensation to motivate our executive officers to work toward objectives that we believe provide a meaningful return to our stockholders while also serving as an effective recruitment and retention tool.

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In determining the size of equity awards granted to any executive officer, the Compensation Committee considers a number of reference points, including:

•	performance of the Company, the executive officer’s contributions to that performance, as well as expectations for that executive officer’s future contributions to the Company’s performance;

•	the competitive market compensation levels for the executive officer’s position;

•	the relative mix of cash and equity, and in particular the fact that cash compensation paid to our executive officers is generally low compared to the competitive market; and

•	internal parity among our executive officers.
Similar to many companies, the targeted value of our new-hire equity awards (the initial equity awards granted to executive officers upon commencement of employment) tends to be larger than the targeted value of annual equity awards granted to our executive officers. These larger up-front equity awards are intended to serve as an inducement for an individual to accept the new offer of employment with the Company, to provide the individual with an immediate equity stake in the Company, and, if applicable, to compensate the individual for forfeited equity awards at his or her previous employer. Our new-hire equity awards for executive officers are comprised of both restricted stock and stock options, which provide value to our executive officers only if the Company’s stock price appreciates.
In order to enhance retention, the Company’s restricted stock and option awards typically vest over a four-year period, subject to continued service to the Company through each vesting date.
While the Company does not have a formal written policy with respect to timing of equity awards, the Company grants annual equity awards (restricted stock awards, performance-based awards, and option awards) in a consistent manner to our executive officers. Since 2018, the Company has consistently granted annual equity awards to our executive officers on the first of the month that immediately follows the release of our year-end financial results. The Compensation Committee has determined that this methodology is prudent in that it allows for the market to process all reported public information prior to establishing the value of annual equity awards for our executive officers. Going forward, the Company expects to continue this timing of annual equity awards to executive officers, with annual equity award grants for fiscal 2022 to occur on June 1, 2021.

annual equity award grant dates

year-end earnings release date	grant date
February 27, 2018	March 1, 2018
February 26, 2019	March 1, 2019
May 21, 2020	June 1, 2020
2019T and FY 2020 equity awards
For the calendar 2019 equity award cycle (shown in the 2019T row in the summary compensation table), the Compensation Committee decided to incorporate performance-based restricted stock awards (“PSAs”) into Mr. Amin’s equity compensation to even more closely align his compensation with the Company’s strong pay-for-performance culture and focus on the delivery of substantial value to our stockholders.

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The Compensation Committee split Mr. Amin’s equity award (based on total number of restricted shares granted) into two tranches, with 50% in time-based restricted stock awards and 50% in PSAs, which vest 18 months after the achievement of certain stock price hurdles.
The Compensation Committee decided to use stock price hurdles as the performance metric for Mr. Amin’s 2019T PSAs given the challenges of setting long-term performance targets for operational or financial metrics in light of our relatively recent history as a public company and the growing and evolving nature of our business at that time. The Compensation Committee selected stock price hurdles that it believed to be challenging and which would reflect the delivery of significant value to our stockholders.
To ensure that the appreciation was sustained, the Compensation Committee required that the average closing stock price equal or exceed the applicable hurdle for a period of 20 consecutive trading days. Additionally, the Compensation Committee implemented an additional time-based vesting period of 18 months after the applicable stock price hurdle is achieved. During this 18-month vesting period, the value of the 2019T PSAs will continue to fluctuate with the stock price, providing further incentive to sustain stockholder value created upon the achievement of the relevant stock price hurdle.
Below is a summary of Mr. Amin’s 2019T PSAs:

Mr. Amin’s 2019T PSAs

number of PSAs	stock price hurdle (1)	stock price hurdle as a percentage of stock price on the grant date (2)	time-based vesting period
80,710	$12.00	151%	18 months after stock hurdle is met
80,710	$15.00	189%	18 months after stock hurdle is met
80,710	$18.00	226%	18 months after stock hurdle is met

(1)		Met if the average closing price per share of the Company’s common stock equals or exceeds the stock price hurdle for a period of 20 trading days.
(2)		The closing price of our common stock on March 1, 2019 was $7.95 per share (as reported on the NYSE).
Due to dilution concerns and the Compensation Committee’s decision to substantially reduce the aggregate targeted value of the equity awards, the Compensation Committee decided to grant only restricted stock awards in 2019T to our executive officers other than our Chief Executive Officer. No equity awards, other than new-hire equity awards for Ms. Fields and Mr. Franks, were granted to our named executive officers in FY 2020.
Below is a summary of the equity awards granted to our named executive officers in 2019T and FY 2020:

2019T and FY 2020 equity awards

name	type of award	shares	grant date fair value (1)	vesting terms
Tarang Amin	Annual PSA	80,710	$602,904	$12 hurdle plus 18 months service-based vesting after hurdle is met
	Annual PSA	80,710	$573,041	$15 hurdle plus 18 months service-based vesting after hurdle is met
	Annual PSA	80,710	$549,635	$18 hurdle plus 18 months service-based vesting after hurdle is met
	Annual restricted stock	242,130	$1,924,934	Four-year service-based vesting
Rich Baruch	Annual restricted stock	93,390	$742,451	Four-year service-based vesting
Mandy Fields	New-hire stock option	83,760	$402,643	Four-year service-based vesting
	New-hire restricted stock	130,930	$1,599,965	Four-year service-based vesting
Josh Franks	New-hire stock option	58,800	$349,895	Four-year service-based vesting
	New-hire restricted stock	63,700	$1,000,090	Four-year service-based vesting
Scott Milsten	Annual restricted stock	138,360	$1,099,962	Four-year service-based vesting

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(1)
Represents the grant date fair value of the applicable equity awards granted to the named executive officer, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions, disregarding the effects of estimated forfeitures. For a discussion of the valuation of these equity awards, see Notes to Consolidated Financial Statements at Note 14 in the 2020 Annual Report. These amounts do not reflect the amount the named executive officer has actually realized or will realize from the equity awards upon the vesting thereof or the sale of the shares underlying such equity awards.

For additional details regarding the equity awards made to our named executive officers during 2019T and FY 2020, see under the heading “executive compensation—executive compensation tables—outstanding equity awards at fiscal year-end”.
other compensation information
employment agreements
In early 2019, we amended and restated the employment agreements for Mr. Amin, Mr. Baruch, and Mr. Milsten. The term of each of the prior employment agreements expired on January 31, 2019.
We entered into an employment agreement with Ms. Fields upon her hiring and an employment agreement with Mr. Franks upon his hiring.
The employment agreements for our executive officers set forth the terms and conditions of employment of that executive officer, including, among other things, base salary, target annual cash incentive compensation opportunity, standard employee benefit plan participation, as well as non-solicitation and confidentiality covenants. Each employment agreement provides that the executive officer is an “at-will” employee and may be terminated at any time for any reason, subject, in certain cases, to the payment of severance benefits.
retirement plans
We maintain a 401(k) retirement savings plan for the benefit of our employees, including our executive officers, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Internal Revenue Code, on a pre-tax or after-tax (i.e., Roth) basis through contributions to the 401(k) plan. We also generally make matching contributions based on the percentage of each employee’s elective deferrals, subject to a pre-determined maximum. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package. See the “all other compensation” column in the summary compensation table for information relating to 401(k) plan matching contributions made to our named executive officers in 2019T and FY 2020.
employee benefits and perquisites
All of our full-time employees (including our executive officers) are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical flexible spending accounts, short-term and long-term disability insurance and life insurance.
In addition, pursuant to his employment agreement, we offer Mr. Amin reimbursement of up to $20,000 per year for expenses incurred by him in connection with financial planning and tax preparation assistance. Except as noted above with

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respect to Mr. Amin, we do not provide our executive officers with perquisites or other personal benefits other than those which apply uniformly to all of our employees.
post-employment compensation
In hiring our current executive officers, we sought to develop compensation packages that could attract qualified candidates to fill our most critical positions, which required providing some protection in the event of an involuntary termination. In general, our executive officers’ employment agreements define employment as at-will and provide severance benefits upon various terminations. Any payments or benefits upon a termination are subject to a release of claims and restrictive covenants, and we do not provide Section 280G gross-up payments.
For a summary of the material terms and conditions of the severance and change in control arrangements in effect as of March 31, 2020 for our named executive officers, see under the heading “executive compensation tables—potential payments upon termination or change in control”.
anti-hedging/anti-pledging policy
Our Insider Trading Compliance Policy prohibits our employees, executive officers, and directors from engaging in the following transactions:

•	purchasing the Company’s securities on margin or holding the Company’s securities in a margin account;

•	pledging the Company’s securities as collateral to secure loans;

•	engaging in transactions in puts, calls or other derivative securities involving the Company’s securities; or

•	entering into hedging or monetization transactions or similar arrangements (including short sales) with respect to the Company’s securities.
accounting and tax deductibility treatment
The accounting impact of our compensation programs and the tax deductibility of our compensation programs (including pursuant to section 162(m) of the Internal Revenue Code (“Section 162(m)”)) are each one of many factors that are considered in determining the size and structure of our programs as we strive to make our compensation programs reasonable and in the best interests of our stockholders. Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), any compensation over $1 million paid to any of the covered employees in any single year is not tax deductible by us. The Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, but the Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives of attracting and retaining top tier executive talent.

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compensation committee report
The Compensation Committee is comprised of independent directors as required by the listing standards of the NYSE and the SEC rules. At the time of approval of this report, the members of the Compensation Committee are Mr. Kirk Perry and Ms. Lauren Cooks Levitan. The Compensation Committee operates pursuant to a written charter adopted by the Board.
The Compensation Committee has reviewed and discussed with management the compensation discussion and analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the compensation discussion and analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020.
COMPENSATION COMMITTEE
Kirk Perry, Chair
Lauren Cooks Levitan
The report of the Compensation Committee will not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

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executive compensation tables
summary compensation table
The following table presents information regarding the compensation awarded to, earned by, or paid to, our named executive officers during FY 2020, 2019T, 2018, and 2017. All dollar amounts are rounded to the nearest whole dollar amount.

name and principal position	year	salary (1)	bonus (1)	stock awards (2)		option awards (2)		non-equity incentive plan comp. (1)	all other comp.		total
Tarang Amin Chairman, Chief Executive Officer, and President	2020	$475,000	—	—		—		$1,067,123	$20,000	(4)	$1,562,123
	2019T	$109,615	$117,124	$3,650,514	(3) (5)	—		—	—		$3,877,253
	2018	$475,000	—	$5,247,021		$1,750,000		—	$20,000	(4)	$7,492,021
	2017	$475,000	—	$7,155,544		$2,269,160	(6)	$403,750	$20,000	(4)	$10,323,454
Rich Baruch SVP and Chief Commercial Officer	2020	$325,000	—	—		—		$292,055	$5,600	(7)	$622,655
	2019T	$75,000	$32,055	$742,451	(3)	—		—	$1,500	(7)	$818,951
	2018	$325,000	—	$674,538		$220,686		—	$2,000	(7)	$1,254,279
	2017	$325,000	—	$1,299,056		$132,096	(6)	$110,500	$2,625	(7)	$1,869,277
Mandy Fields SVP and Chief Financial Officer	2020	$323,077	—	$1,599,965		$402,643		$350,000	$5,923	(7)	$2,681,608
Josh Franks SVP, Operations	2020	$71,250	—	$1,000,090		$349,895		$64,110	$1,250	(7)	$1,486,595
Scott Milsten SVP, General Counsel, and Chief People Officer	2020	$325,000	—	—		—		$292,055	$1,750	(7)	$618,805
	2019T	$75,000	$32,055	$1,099,962	(3)	—		—	$375	(7)	$1,207,392
	2018	$325,000	—	$1,499,096		$500,000		—	$5,500	(7)	$2,329,596
	2017	$325,000	—	$1,626,504		$514,556	(6)	$110,500	$4,000	(7)	$2,580,560

(1)
Ms. Fields and Mr. Franks commenced employment with the Company in April 2019 and January 2020, respectively. Salary for Ms. Fields and Mr. Franks reflects the actual amount paid in FY 2020. Non-equity incentive plan compensation for Mr. Franks is pro-rated for the actual number of days Mr. Franks was employed in FY 2020. Non-equity incentive plan compensation for Ms. Fields was not pro-rated as she commenced employment with the Company in April 2020, the first month of FY 2020.

(2)
Represents the grant date fair value of the applicable equity awards granted to the named executive officer in the year indicated, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions, disregarding the effects of estimated forfeitures. The grant date fair value of PSAs that vest based on a market condition is based the probable outcome of such condition based on a Monte Carlo simulation model; no maximum value applies. The Monte Carlo simulation model utilizes multiple input variables to estimate the probability of meeting the stock price hurdles established for the PSAs, including a term of 10 years, a risk-free interest rate of 2.74%, and an expected volatility of our stock price of 53.0%. For a discussion of the valuation of these equity awards, see Notes to Consolidated Financial Statements at Note 14 in the 2020 Annual Report. These amounts do not reflect the amount the named executive officer has actually realized or will realize from the equity awards upon the vesting thereof or the sale of the shares underlying such equity awards

(3)
In 2018, the Company changed its fiscal year end from December 31 to March 31 (with FY 2020 running from April 1, 2019 to March 31, 2020 (and 2019T running from January 1, 2019 to March 31, 2019)). Due to SEC rules regarding disclosure of executive compensation, we are required to list Mr. Amin’s, Mr. Baruch’s, and Mr. Milsten’s equity awards granted on March 1, 2019 as compensation for 2019T.

(4)		Represents reimbursement of financial planning and tax preparation assistance made pursuant to Mr. Amin’s employment agreement.
(5)
50% of the restricted stock awards (based on total number of shares granted) are PSAs that vest in three equal portions on the date that is 18 months after the date that the average closing per share trading price of the Company’s common stock equals or exceeds $12, $15, and $18 for a period of 20 trading days, subject to Mr. Amin continuing to provide services to the Company through the applicable vesting date. See under the heading “executive compensation—executive compensation table—outstanding equity awards at fiscal year-end” for additional details regarding the vesting of these equity awards.

(6)
The stock options vest and become exercisable in three equal tranches on the 30th consecutive trading day that the per share closing price of the Company’s common stock equals or exceeds $29, $33, and $36, subject to the named executive officer continuing to provide services to the Company through the applicable vesting date. See under the heading “executive compensation—executive compensation table—outstanding equity awards at fiscal year-end” for additional details regarding the vesting of these equity awards.

(7)		Represents amount of matching contributions made by the Company under its 401(k) plan.

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grants of plan-based awards
The following table presents information regarding all plan-based awards granted to our named executive officers during 2019T and FY 2020. The equity awards shown in the following table are also reported under the heading “executive compensation—executive compensation tables—outstanding equity awards at fiscal year-end”. Dollar amounts, except exercise prices, are rounded to the nearest whole dollar.

		estimated future payout under non-equity incentive plan awards (1)			estimated future payout under equity incentive plan awards (2)			all other stock awards: number of shares of stock or units	all other option awards: number of securities underlying options	exercise or base price of option awards	grant date fair value of stock and option awards (3)
name	grant date	threshold	target	maximum	threshold (#)	target (#)	maximum (#)
Tarang Amin	—	$473,698	$592,124	$1,067,123	—	—	—	—	—	—	—
	3/1/2019 (4)	—	—	—	—	80,710	—	—	—	—	$602,904
	3/1/2019 (5)	—	—	—	—	80,710	—	—	—	—	$573,041
	3/1/2019 (6)	—	—	—	—	80,710	—	—	—	—	$549,635
	3/1/2019 (7)	—	—	—	—	—	—	242,130	—	—	$1,924,934
Rich Baruch	—	$129,644	$162,055	$292,055	—	—	—	—	—	—	—
	3/1/2019 (7)	—	—	—	—	—	—	93,390	—	—	$742,451
Mandy Fields	—	$140,000	$175,000	$350,000	—	—	—	—	—	—	—
	4/22/2019 (7)	—	—	—	—	—	—	—	83,760	$12.22	$402,643
	4/22/2019 (8)	—	—	—	—	—	—	130,930	—	—	$1,599,965
Josh Franks	—	$25,644	$32,055	$64,110	—	—	—	—	—	—	—
	1/2/2020 (7)	—	—	—	—	—	—	—	58,800	$15.70	$349,895
	1/2/2020 (9)	—	—	—	—	—	—	63,700	—	—	$1,000,090
Scott Milsten	—	$129,644	$162,055	$292,055	—	—	—	—	—	—	—
	3/1/2019 (7)	—	—	—	—	—	—	138,360	—	—	$1,099,962

(1)
Amounts shown in these columns represent the range of possible cash payouts for each named executive officer with respect to annual cash incentive compensation for FY 2020, as determined by the Compensation Committee for FY 2020. For more information, see under the heading “executive compensation—compensation discussion and analysis—compensation program components—annual incentive compensation”. The threshold, target, and maximum for Mr. Franks is pro-rated for the actual number of days Mr. Franks was employed in FY 2020. The threshold, target, and maximum for Ms. Fields was not pro-rated as she commenced employment with the Company in April 2020, the first month of FY 2020.

(2)		Represents PSAs granted to Mr. Amin in 2019T, which vest subject to the satisfaction of certain stock price hurdles. No threshold or maximum levels apply.
(3)
Represents the grant date fair value of the applicable equity awards granted to the named executive officer in the year indicated, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions, disregarding the effects of estimated forfeitures. For a discussion of the valuation of these equity awards, see Notes to Consolidated Financial Statements at Note 14 in the 2020 Annual Report. These amounts do not reflect the amount the named executive officer has actually realized or will realize from the equity awards upon the vesting thereof or the sale of the shares underlying such equity awards

(4)
The PSA vests 18 months after the date that the average closing per share trading price of the Company’s common stock equals or exceeds $12 for a period of 20 trading days, subject to continued service through such vesting date.

(5)
The PSA vests 18 months after the date that the average closing per share trading price of the Company’s common stock equals or exceeds $15 for a period of 20 trading days, subject to continued service through such vesting date.

(6)
The PSA vests 18 months after the date that the average closing per share trading price of the Company’s common stock equals or exceeds $18 for a period of 20 trading days, subject to continued service through such vesting date.

(7)
The stock options and restricted stock awards, as applicable, vest in four substantially equal installments on the first four anniversaries of the date of the grant, subject to continued service through the applicable vesting date.

(8)		The restricted stock award vests on the first four anniversaries of June 3, 2019, subject to continued service through the applicable vesting date.
(9)		The restricted stock award vests on the first four anniversaries of March 1, 2020, subject to continued service through the applicable vesting date.

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outstanding equity awards at fiscal year-end
The following table presents information regarding outstanding equity awards held by our named executive officers as of March 31, 2020. Dollar amounts, except exercise prices, are rounded to the nearest whole dollar.

		option awards					stock awards
name	grant date	number of securities underlying unexercised options exercisable	number of securities underlying unexercised options unexercisable	equity incentive plan awards: number of securities underlying unexercised unearned options	option exercise price	option expiration date	number of shares or units of stock that have not vested	market value of shares or units that have not vested (1)
Tarang Amin	1/31/2014	476,888	—	—	$1.84	1/31/2024	—	—
	9/21/2016 (2)	321,027	107,010	—	$17.00	9/21/2026	36,640	$360,538
	2/14/2017 (3)	—	—	213,000	$26.84	2/14/2027	—	—
	2/14/2017 (2)	—	—	—	—	—	66,650	$655,836
	3/1/2018 (2)	126,100	126,100	—	$18.43	3/1/2028	142,350	$1,400,724
	3/1/2019 (2)	—	—	—	—	—	181,597	$1,786,914
	3/1/2019 (4)	—	—	—	—	—	242,130	$2,382,559
Rich Baruch	5/16/2014	307,920	—	—	$1.84	5/16/2024	—	—
	9/21/2016 (2)	58,369	19,457		$17.00	9/21/2016	6,661	$65,544
	2/14/2017 (3)	—	—	38,700	$26.84	2/14/2027	—	—
	2/14/2017 (2)	—	—	—	—	—	12,100	$119,064
	3/1/2018 (2)	16,200	16,200	—	$18.43	3/1/2028	18,300	$180,072
	3/1/2019 (2)	—	—	—	—	—	70,042	$689,213
Mandy Fields	4/22/2019 (2)	—	83,760	—	$12.22	4/22/2029	—	—
	4/22/2019 (2)	—	—	—	—	—	130,930	$1,288,351
Josh Franks	1/2/2020 (2)	—	58,800	—	$15.70	1/2/2030	—	—
	1/2/2020 (2)	—	—	—	—	—	63,700	$626,808
Scott Milsten	1/31/2014	55,200	—	—	$1.84	1/31/2024	—	—
	8/12/2015	209,939	—	—	$1.84	8/12/2025	—	—
	9/21/2016 (2)	72,960	24,321	—	$17.00	9/21/2026	8,327	$81,938
	2/14/2017 (3)	—	—	48,300	$26.84	2/14/2027	—	—
	2/14/2017 (2)	—	—	—	—	—	15,150	$149,076
	3/1/2018 (2)	36,000	36,000	—	$18.43	3/1/2028	40,670	$400,193
	3/1/2019 (2)	—	—	—	—	—	103,770	$1,021,097

(1)
Represents the market value of restricted stock and shares underlying RSUs as of March 31, 2020, based on the closing price of our common stock on that date of $9.84 per share (as reported on the NYSE).

(2)
Except as otherwise indicated, the stock options, RSUs, and shares of restricted stock, as applicable, vest in four substantially equal installments on the first four anniversaries of the date of the grant, subject to continued service through the applicable vesting date. Ms. Fields’ restricted stock award from April 22, 2019 vests on the first four anniversaries of June 3, 2019. Mr. Franks’ restricted stock award from January 2, 2020 vests on the first four anniversaries of March 1, 2020.

(3)
The stock options vest and become exercisable in three equal tranches on the 30th consecutive trading day that the per share closing price of the Company’s common stock equals or exceeds $29, $33, and $36, subject to the named executive officer continuing to provide services to the Company through the applicable vesting date; provided that in the event of a change in control (as defined in the 2016 Equity Incentive Award Plan), if the per share consideration provided to the stockholders of the Company pursuant to such change in control equals or exceeds the applicable share price target for a tranche that has not previously or otherwise vested, then the stock options for that tranche vest in full immediately prior to such change in control, subject to continued service through the closing of the change in control.

(4)
The PSAs vest in three equal portions on the date that is 18 months after the date that the average closing per share trading price of the Company’s common stock equals or exceeds $12, $15, and $18 for a period of 20 trading days, subject to Mr. Amin continuing to provide services to the Company through the applicable vesting date; provided that in the event of a change in control (as defined in the 2016 Equity Incentive Award Plan), if the per share consideration provided to the stockholders of the Company pursuant to such change in control equals or exceeds the applicable share price target for a tranche that has not previously or otherwise vested or if the applicable share price target for a tranche has already been achieved, then the PSAs for that tranche vest in full immediately prior to such change in control, subject to continued service by Mr. Amin through the closing of the change in control. The $12 stock price trigger was achieved on May 1, 2019 and the associated tranche will vest on November 1, 2020, subject to continued service by Mr. Amin through such date. The $15 stock price trigger was achieved on July 19, 2019 and the associated tranche will vest on January 19, 2021, subject to continued service by Mr. Amin through such date. The $18 stock price trigger was achieved on February 25, 2020 and the associated tranche will vest on August 25, 2021, subject to continued service by Mr. Amin through such date.

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stock option exercises and stock vested
The following table presents information regarding stock options that were exercised and RSUs and restricted stock that vested with respect to our named executive officers during 2019T and FY 2020. Dollar amounts are rounded to the nearest whole dollar.

		option awards		stock awards
name	year	number of shares acquired on exercise	value realized on exercise (1)	number of shares acquired on vesting	value realized on vesting (2)
Tarang Amin	2020	—	—	234,998	$4,065,093
	2019T	—	—	137,825	$1,194,351
Rich Baruch	2020	15,000	$240,510	51,260	$875,227
	2019T	—	—	21,250	$186,846
Mandy Fields (3)	2020	—	—	—	—
Josh Franks (3)	2020	—	—	—	—
Scott Milsten	2020	—	—	78,402	$1,322,787
	2019T	—	—	34,485	$304,528

(1)
The value realized equals the difference between the fair market value of the common stock underlying the stock options on the exercise date and the exercise price of the underlying options multiplied by the number of stock options exercised.

(2)
The value realized equals the fair market value of the common stock underlying the RSUs or restricted stock on the vesting date multiplied by the number of RSUs or restricted stock, as applicable, that vested.

(3)			Not employed with the Company in 2019T.
pension benefits
We do not have any defined benefit pension plans for our executive officers.
non-qualified deferred compensation
We do not offer any non-qualified deferred compensation plans for our executive officers.
potential payments upon termination or change in control
non-change in control
Each named executive officer’s employment agreement provides that if his or her employment is terminated (i) by the Company for reasons other than death, disability or “cause” (as defined in each employment agreement), or (ii) by the named executive officer for “good reason” (as defined in each employment agreement) (a “qualifying non-change in control termination”), then, in addition to any accrued but unpaid base salary and paid time off and such employee benefits, if any, to which the named executive officer or his or her eligible dependents may be entitled under our employee benefit plans or programs, and reimbursement for reasonable business expenses, each as would have been payable through the date of termination and any unpaid annual cash incentive earned for a previously completed fiscal year, he or she will be entitled to receive:

•	an amount equal to his or her base salary (except that Mr. Amin will be entitled to two times his base salary), payable in installments;

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•
continued COBRA coverage for the named executive officer and his or her eligible dependents for a period of up to 12 months (except that Mr. Amin, Mr. Baruch, and Mr. Milsten will be entitled to 18 months); and

•
pro-rated annual cash incentive payout based on actual performance for the fiscal year in which termination occurs, provided that the named executive officer has been employed with the Company for at least six months of such fiscal year.

In addition, in the event the named executive officer’s employment is terminated due to death or disability, he or she will be eligible to receive a pro-rated annual cash incentive payout based on actual performance for the fiscal year in which termination occurs.
All such severance payments and benefits are contingent upon each named executive officer’s compliance with certain confidentiality and other provisions as set forth in his or her respective employment agreement, and the execution of a general release of claims in favor of the Company.
change in control
Pursuant to the 2016 Equity Incentive Award Plan, in the event that the successor corporation (or its parents and subsidiaries) in a change in control (as defined in the 2016 Equity Incentive Award Plan) refuses to assume or substitute for any equity awards granted under the 2016 Equity Incentive Award Plan (except for performance awards which vest in accordance with their terms), those equity awards will vest in full immediately prior to the change in control.
Under a resolution adopted by the Compensation Committee in 2016, the equity awards granted to Mr. Amin under our 2016 Equity Incentive Award Plan, unless otherwise determined by the Compensation Committee at the time the applicable equity award is granted, will vest in full immediately prior to a change in control, subject to continued service by Mr. Amin through the closing of the change in control.
With respect to the stock option awards granted to Mr. Amin, Mr. Baruch, and Mr. Milsten on February 14, 2017, in the event of a change in control, if the per share consideration provided to the stockholders of the Company pursuant to that change in control equals or exceeds the applicable share price target ($29, $33, or $36) for a tranche that has not previously or otherwise vested, then that tranche vests in full immediately prior to that change in control, subject to continued service by Mr. Amin, Mr. Baruch, or Mr. Milsten, as applicable, through the closing of that change in control.
With respect to the PSAs granted to Mr. Amin on March 1, 2019, in the event of a change in control, if the per share consideration provided to the stockholders of the Company pursuant to such change in control equals or exceeds the applicable share price target ($12, $15, or $18) for a tranche that has not previously or otherwise vested or if the applicable share price target for a tranche has already been achieved, then that tranche vests in full immediately prior to such change in control, subject to continued service by Mr. Amin through the closing of the change in control. The $12 stock price hurdle was achieved on May 1, 2019, the $15 stock price hurdle was achieved on July 19, 2019 and the $18 stock price hurdle was achieved on February 25, 2020. As such, these PSAs will vest in full immediately prior to a change in control, subject to continued service by Mr. Amin through the closing of that change in control.

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termination in connection with a change in control
In the event of a named executive officer’s termination of employment by the Company without “cause” or by the named executive officer for “good reason”, in each case, within 12 months following a change in control (a “qualifying change in control termination”), each equity award granted on or after our initial public offering in 2016 held by the named executive officer will vest in full and the named executive officer will also be entitled to the benefits described under the heading “executive compensation tables—potential payments upon termination or change in control—non-change in control”.
estimated potential payments upon termination or change in control
The following table sets forth estimates of the benefits that our named executive officers would have received in the event of various termination and change in control events (assuming the termination and the change in control, as applicable, occurred on March 31, 2020). Dollar amounts are rounded to the nearest whole dollar.

name	continued base salary	pro-rated annual cash incentive	continued benefits (1)	equity acceleration (2)	total
Tarang Amin
qualifying non-change in control termination	$950,000	$1,067,123	$49,216	—	$2,066,339
termination due to death or disability	—	$1,067,123	—	—	$1,067,123
change in control with equity assumption or substitution	—	—	—	$6,586,571	$6,586,571
change in control without equity assumption or substitution	—	—	—	$6,586,571	$6,586,571
qualifying change in control termination	$950,000	$1,067,123	$49,216	$6,586,571	$8,652,910
Rich Baruch
qualifying non-change in control termination	$325,000	$292,055	$15,824	—	$632,879
termination due to death or disability	—	$292,055	—	—	$292,055
change in control with equity assumption or substitution	—	—	—	—	—
change in control without equity assumption or substitution	—	—	—	$988,349	$988,349
qualifying change in control termination	$325,000	$292,055	$15,824	$988,349	$1,621,228
Mandy Fields
qualifying non-change in control termination	$350,000	$350,000	$377	—	$700,377
termination due to death or disability	—	$350,000	—	—	$350,000
change in control with equity assumption or substitution	—	—	—	—	—
change in control without equity assumption or substitution	—	—	—	$1,288,351	$1,288,351
qualifying change in control termination	$350,000	$350,000	$377	$1,288,351	$1,988,728
Josh Franks
qualifying non-change in control termination	$325,000	$64,110	$21,216	—	$410,326
termination due to death or disability	—	$64,110	—	—	$64,110
change in control with equity assumption or substitution	—	—	—	—	—
change in control without equity assumption or substitution	—	—	—	$626,808	$626,808
qualifying change in control termination	$325,000	$64,110	$21,216	$626,808	$1,037,134
Scott Milsten
qualifying non-change in control termination	$325,000	$292,055	$49,216	—	$666,271
termination due to death or disability	—	$292,055	—	—	$292,055
change in control with equity assumption or substitution	—	—	—	—	—
change in control without equity assumption or substitution	—	—	—	$1,652,303	$1,652,303
qualifying change in control termination	$325,000	$292,055	$49,216	$1,652,303	$2,318,574

(1)
Assumes that the named executive officer elected to receive COBRA premiums for himself or herself and his or her eligible dependents for the applicable post-termination period. Ms. Fields is only enrolled in our dental and vision health insurance plans and not currently enrolled in our medical health insurance plan.

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(2)
Represents (i) for accelerated RSUs and restricted stock awards, the market value of restricted stock and shares underlying RSUs as of March 31, 2020, based on the closing price of our common stock on that date of $9.84 per share (as reported on the NYSE) and (ii) for accelerated stock options, the positive spread, if any, between the closing price of our common stock on March 31, 2020 of $9.84 per share (as reported on the NYSE) and the applicable stock option exercise price. These amounts do not reflect the amount the named executive officer has actually realized or will realize from the equity awards upon the vesting thereof or the sale of the shares underlying such equity awards.

compensation committee interlocks and insider participation
The individuals who served as members of the Compensation Committee during 2019T and FY 2020 were:

•	from January 1, 2019 to January 10, 2019, Mr. McGlashan and Mr. Wolford;

•	from January 10, 2019 to March 13, 2019, Mr. McGlashan (who resigned from our Board on March 13, 2019) and Mr. Perry;

•	from March 14, 2019 to December 3, 2019, Mr. Ellis (who resigned from our Board on December 3, 2019) and Mr. Perry; and

•	from December 3, 2019 to March 31, 2020, Mr. Perry and Ms. Cooks Levitan.
Each member of the Compensation Committee was determined by our Board to be independent under the applicable rules and regulations of the NYSE relating to compensation committee independence. During 2019T and FY 2020, none of our executive officers served on the compensation committee (or its equivalent) or on the board of directors of another entity where one of our Compensation Committee members was an executive officer.

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equity compensation plan information
The following table provides certain information, as of March 31, 2020, with respect to all of the Company’s equity compensation plans in effect as of March 31, 2020 (which consist of the 2014 Equity Incentive Plan, the 2016 Equity Incentive Award Plan, and the 2016 Employee Stock Purchase Plan). No warrants are outstanding under any of the foregoing plans. All of our equity compensation plans that were in effect as of March 31, 2020 were adopted with the approval of our stockholders.

plan category	number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		weighted-average exercise price of outstanding options, warrants and rights (b) (1)	number of securities remaining available for future issuance under equity compensation plans (c) (2)
Equity Compensation Plans Approved by Stockholders	5,564,253	(3)	$11.16	9,966,635	(4) (5)
Equity Compensation Plans Not Approved by Stockholders	—		—	—
TOTAL	5,564,253	(3)	$11.16	9,966,635	(4) (5)

(1)
The calculation of the weighted-average exercise price of the outstanding stock options and rights excludes the shares of common stock included in column (a) that are issuable upon the vesting of then-outstanding RSUs and restricted stock awards because RSUs and restricted stock have no exercise price.

(2)			Excludes securities reflected in column (a).
(3)
Consists of (i) 3,252,485 shares of common stock underlying outstanding options, (ii) 1,124,979 shares of common stock underlying outstanding RSUs, and (iii) 1,128,789 shares of restricted stock awards.

(4)
The 2016 Equity Incentive Award Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each calendar year beginning in 2017 and ending in 2026, equal to the lesser of (i) 4% of the shares of stock outstanding on the last day of the immediately preceding calendar year (starting in calendar year 2021, this reduces to 2% of the shares of stock outstanding on the last day of the immediately preceding calendar year) and (ii) such smaller number of shares of common stock as determined by our Board; provided, however, that no more than 22,627,878 shares of common stock may be issued upon the exercise of incentive stock options. The 2016 Employee Stock Purchase Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each calendar year beginning in 2017 and ending in 2026, equal to the lesser of (i) 1% of the shares of common stock outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of shares of common stock as determined by our Board; provided, however, no more than 6,788,363 shares of common stock may be issued under the 2016 Employee Stock Purchase Plan, subject to certain adjustments.

(5)
Includes 2,322,861 shares that were available for future issuance as of March 31, 2020 under the 2016 Employee Stock Purchase Plan, which allows eligible employees to purchase shares of common stock with accumulated payroll deductions. The 2016 Employee Stock Purchase Plan, however, has not been implemented.

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our stockholders
beneficial ownership of common stock
The following table shows certain information regarding the beneficial ownership of the Company’s common stock as of June 30, 2020 (except as otherwise noted below) by: (i) each nominee for director; (ii) each of our continuing directors; (iii) each of our named executive officers; (iv) all of our executive officers and directors as a group; and (v) all those known by us to be beneficial owners of more than five percent of our common stock.
Beneficial ownership is determined according to the rules of the SEC and generally means that (i) shares subject to stock options currently exercisable or exercisable within 60 days of the measurement date (regardless of exercise price) and (ii) shares subject to RSUs vesting within 60 days of the measurement date are, in each case, deemed to be outstanding for computing the percentage ownership of the stockholder holding those stock options or RSUs but not for any other stockholder.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o e.l.f. Beauty, Inc., 570 10th Street, Oakland, CA 94607.

name of beneficial holder	total beneficial ownership (#)	total beneficial ownership (%) (1)
greater than 5% stockholder:
Tarang Amin (2)	5,888,846	11.5%
TPG Growth II Advisors, Inc. (3)	3,676,418	7.3%
Champlain Investment Partners, LLC (4)	3,644,615	7.2%
The Vanguard Group, Inc. (5)	3,082,137	6.1%
Marathon Partners Equity Management, LLC (6)	2,595,200	5.1%
named executive officers and directors:
Tarang Amin (2)	5,888,846	11.5%
Rich Baruch (7)	541,100	1.1%
Mandy Fields (8)	183,520	*
Josh Franks (9)	75,780	*
Scott Milsten (10)	653,010	1.3%
Lori Keith	—	*
Lauren Cooks Levitan (11)	66,770	*
Richelle Parham (12)	22,804	*
Kirk Perry (13)	54,313	*
Beth Pritchard (14)	25,194	*
Sabrina Simmons (15)	57,981	*
Maureen Watson (16)	57,080	*
Richard Wolford (17)	71,273	*
executive officers and directors as a group (14) (18)	7,868,532	15.0%

*		Represents ownership of less than 1% of the total outstanding shares of common stock.
(1)		Based on 50,439,340 shares of common stock outstanding as of the date indicated above.
(2)
Consists of (i) 799,166 shares of common stock (including restricted stock awards) held by Mr. Amin, (ii) 924,015 stock options held by Mr. Amin that are exercisable within 60 days of the date indicated above, (iii) 0 RSUs held by Mr. Amin that will vest within 60 days of the date indicated above, and (iv) 4,165,665 shares of common stock held by various family trusts for which Mr. Amin and his wife serve as co-trustees and over which they each have sole investment and voting power. The figure above does not include PSAs granted on June 1, 2020 that vest based upon performance metrics, which will be reported in connection with achievement.

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(3)
Based on a Schedule 13G/A filed with the SEC on February 13, 2020 by TPG Growth II Advisors, Inc. (“TPG Growth”). TPG Growth is the beneficial owner of 3,676,418 shares of common stock, has sole voting power over 0 shares of common stock, has shared voting power over 3,676,418 shares of common stock, has sole dispositive power over 0 shares of common stock and has shared dispositive power over 3,676,418 shares of common stock. Based on a Schedule 13G/A filed with the SEC on February 13, 2018 by TPG Growth, David Bonderman, and James G. Coulter, Mr. Bonderman and Mr. Coulter, as the sole shareholders of TPG Growth, may be deemed to beneficially own the shares of common stock beneficially owned by TPG Growth (but Mr. Bonderman and Mr. Coulter disclaim any such beneficial ownership except to the extent of their pecuniary interest therein). The shares of common stock beneficially owned by TPG Growth, Mr. Bonderman, and Mr. Coulter are held directly by TPG elf Holdings, L.P. (of which TPG Growth is the general partner). TPG Growth’s, Mr. Bonderman’s, and Mr. Coulter’s address is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(4)
Based on a Schedule 13G/A filed with the SEC on February 13, 2020 by Champlain Investment Partners, LLC (“Champlain”). Champlain is the beneficial owner of 3,644,615 shares of common stock, has sole voting power over 2,678,360 shares of common stock, has shared voting power of 0 shares of common stock, has sole dispositive power over 3,644,615 shares of common stock, and has shared dispositive power over 0 shares of common stock. Champlain’s address is 180 Battery St., Burlington, Vermont 05401.

(5)
Based on a Schedule 13G filed with the SEC on February 11, 2020 by The Vanguard Group, Inc. (“Vanguard”). Vanguard is the beneficial owner of 3,082,137 shares of common stock, has sole voting power over 28,883 shares of common stock, has shared voting power of 1,800 shares of common stock, has sole dispositive power over 3,054,483 shares of common stock, and has shared dispositive power over 27,654 shares of common stock. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(6)
Based on a Schedule 13D/A filed with the SEC on June 1, 2020 by Marathon Partners L.P. (“Partners Fund”), Marathon Focus Fund L.P. (“Focus Fund”), Marathon Partners LUX Fund, L.P. (“Lux Fund”), Cibelli Research & Management, LLC (“Cibelli Research”), Marathon Partners Equity Management, LLC (“Marathon Partners”), and Mario D. Cibelli (collectively with Partners Fund, Focus Fund, Lux Fund, Cibelli Research and Marathon Partners, “Marathon”). Partners Fund is the beneficial owner of 1,250,000 shares of common stock (which includes 100,000 shares underlying certain call options), has sole voting power over 0 shares of common stock, has shared voting power over 1,250,000 shares of common stock (which includes 100,000 shares underlying certain call options), has sole dispositive power over 0 shares of common stock, and has shared dispositive power over 1,250,000 shares of common stock (which includes 100,000 shares underlying certain call options). Focus Fund is the beneficial owner of 160,000 shares of common stock (which includes 10,000 shares underlying certain call options), has sole voting power over 0 shares of common stock, has shared voting power over 160,000 shares of common stock (which includes 10,000 shares underlying certain call options), has sole dispositive power over 0 shares of common stock, and has shared dispositive power over 160,000 shares of common stock (which includes 10,000 shares underlying certain call options). Lux Fund is the beneficial owner of 1,175,000 shares of common stock (which includes 125,000 shares underlying certain call options), has sole voting power over 0 shares of common stock, has shared voting power over 1,175,000 shares of common stock (which includes 125,000 shares underlying certain call options), has sole dispositive power over 0 shares of common stock, and has shared dispositive power over 1,175,000 shares of common stock (which includes 125,000 shares underlying certain call options). Cibelli Research is the beneficial owner of 1,335,000 shares of common stock (which includes 135,000 shares underlying certain call options), has sole voting power over 0 shares of common stock, has shared voting power over 1,335,000 shares of common stock (which includes 135,000 shares underlying certain call options), has sole dispositive power over 0 shares of common stock, and has shared dispositive power over 1,335,000 shares of common stock (which includes 135,000 shares underlying certain call options). Marathon Partners is the beneficial owner of 2,585,000 shares of common stock (which includes 235,000 shares underlying certain call options), has sole voting power over 0 shares of common stock, has shared voting power over 2,585,000 shares of common stock (which includes 235,000 shares underlying certain call options), has sole dispositive power over 0 shares of common stock, and has shared dispositive power over 2,585,000 shares of common stock (which includes 235,000 shares underlying certain call options). Mr. Cibelli is the beneficial owner of 2,595,200 shares of common stock (which includes 235,000 shares underlying certain call options), has sole voting power over 10,200 shares of common stock, has shared voting power over 2,585,000 shares of common stock (which includes 235,000 shares underlying certain call options), has sole dispositive power over 10,200 shares of common stock, and has shared dispositive power over 2,585,000 shares of common stock (which includes 235,000 shares underlying certain call options). Cibelli Research, as the general partner of each of Focus Fund and Lux Fund, may be deemed the beneficial owner of the shares of common stock owned by each of Focus Fund and Lux Fund. Marathon Partners, as the investment manager of each of Partners Fund, Focus Fund and Lux Fund and the general partner of Partners Fund, may be deemed the beneficial owner of the shares of common stock owned by each of Partners Fund, Focus Fund and Lux Fund. Mr. Cibelli, as the managing member of each of Cibelli Research and Marathon Partners, may be deemed the beneficial owner of the shares of common stock owned by each of Partners Fund, Focus Fund and Lux Fund. Each of Partners Fund, Focus Fund, LUX Fund, Cibelli Research, Marathon Partners, and Mr. Cibelli disclaims beneficial ownership of such Shares except to the extent of his or its pecuniary interest therein. Each of Partners Fund’s, Focus Fund’s, Lux Fund’s, Cibelli Research’s, Marathon Partners’, and Mr. Cibelli’s address is One Grand Central Place, 60 East 42nd Street, Suite 2306, New York, New York 10165.

(7)
Consists of (i) 179,611 shares of common stock (including restricted stock awards) held by Mr. Baruch, (ii) 361,489 stock options held by Mr. Baruch that are exercisable within 60 days of the date indicated above and (iii) 0 RSUs held by Mr. Baruch that will vest within 60 days of the date indicated above. The figure above does not include PSAs granted on June 1, 2020 that vest based upon performance metrics, which will be reported upon achievement.

(8)
Consists of (i) 162,580 shares of common stock (including restricted stock awards) held by Ms. Fields, (ii) 20,940 stock options held by Ms. Fields that are exercisable within 60 days of the date indicated above and (iii) 0 RSUs held by Ms. Fields that will vest within 60 days of the date indicated above. The figure above does not include PSAs granted on June 1, 2020 that vest based upon performance metrics, which will be reported in connection with achievement.

(9)
Consists of (i) 75,780 shares of common stock (including restricted stock awards) held by Mr. Franks, (ii) 0 stock options held by Mr. Franks that are exercisable within 60 days of the date indicated above and (iii) 0 RSUs held by Mr. Franks that will vest within 60 days of the date indicated above. The figure above does not include PSAs granted on June 1, 2020 that vest based upon performance metrics, which will be reported in connection with achievement.

(10)
Consists of (i) 226,548 shares of common stock (including restricted stock awards) held by Mr. Milsten, (ii) 374,099 stock options held by Mr. Milsten that are exercisable within 60 days of the date indicated above, (iii) 0 RSUs held by Mr. Milsten that will vest within 60 days of the date indicated above, and (iv) 52,363 shares of common stock held by the Milsten/Conner Trust dated October 17, 2008 for which Mr. Milsten and his wife serve as co-trustees and over which they each have sole investment and voting power. The figure above does not include PSAs granted on June 1, 2020 that vest based upon performance metrics, which will be reported in connection with achievement.

(11)
Consists of (i) 17,867 shares of common stock held by Ms. Cooks Levitan, (ii) 34,500 stock options held by Ms. Cooks Levitan that are exercisable within 60 days of the date indicated above (6,900 of the stock options are unvested but permit early exercise), and (iii) 14,403 RSUs held by Ms. Cooks Levitan that will vest within 60 days of the date indicated above.

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(12)
Consists of (i) 8,401 shares of common stock held by Ms. Parham, (ii) 0 stock options held by Ms. Parham that are exercisable within 60 days of the date indicated above, and (iii) 14,403 RSUs held by Ms. Parham that will vest within 60 days of the date indicated above.

(13)
Consists of (i) 15,095 shares of common stock held by Mr. Perry, (ii) 20,700 stock options held by Mr. Perry that are exercisable within 60 days of the date indicated above, and (iii) 18,518 RSUs held by Mr. Perry that will vest within 60 days of the date indicated above.

(14)
Consists of (i) 10,791 shares of common stock held by Ms. Pritchard, (ii) 0 stock options held by Ms. Pritchard that are exercisable within 60 days of the date indicated above, and (iii) 14,403 RSUs held by Ms. Pritchard that will vest within 60 days of the date indicated above.

(15)
Consists of (i) 9,078 shares of common stock held by Ms. Simmons, (ii) 34,500 stock options held by Ms. Simmons that are exercisable within 60 days of the date indicated above (6,900 of the stock options are unvested but permit early exercise), and (iii) 14,403 RSUs held by Ms. Simmons that will vest within 60 days of the date indicated above.

(16)
Consists of (i) 4,227 shares of common stock held by Ms. Watson, (ii) 34,500 stock options held by Ms. Watson that are exercisable within 60 days of the date indicated above, and (iii) 18,353 RSUs held by Ms. Watson that will vest within 60 days of the date indicated above.

(17)
Consists of (i) 18,049 shares of common stock held by Mr. Wolford, (ii) 34,500 stock options held by Mr. Wolford that are exercisable within 60 days of the date indicated above, and (iii) 18,724 RSUs held by Mr. Wolford that will vest within 60 days of the date indicated above.

(18)
Consists of (i) 5,894,501 shares of common stock (including restricted stock awards held by our executive officers), (ii)1,860,824 stock options that are exercisable within 60 days of the date indicated above, and (iii) 113,207 RSUs that will vest within 60 days of the date indicated above. The figure above does not include PSAs granted on June 1, 2020 to our executive officers that vest based upon performance metrics, which will be reported upon achievement.

stockholder engagement
The Company is committed to acting in the best interests of its stockholders, and views ongoing dialogue with stockholders as a critical component of the Company’s corporate governance program. Members of management and our Board actively engage with the Company’s stockholders through in-person and telephonic meetings throughout the year in order to fully understand their viewpoints concerning the Company, to garner feedback on areas for improvement, and to help our stockholders better understand our performance and long-term strategic plan.
Management provides our Board with regular updates regarding its stockholder outreach efforts as well as feedback received from stockholders, which helps to influence our policies and practices. We believe our regular engagement with stockholders fosters an open exchange of ideas and perspectives for both the Company and its stockholders.
During FY 2020, the Company actively engaged with stockholders representing more than 50% of the Company’s outstanding common stock in order to understand their viewpoints concerning a number of topics, including topics relating to the Company’s strategic direction (such as our key strategic imperatives), the Company’s opportunities for growth, the Company’s capital allocation strategies, the Company’s executive compensation programs and policies, and the Company’s corporate governance profile and policies.
stockholder proposals
In the event that a stockholder desires to have a proposal considered for presentation at the 2021 annual meeting of stockholders and included in the Company’s proxy statement and form of proxy used in connection with the 2021 annual meeting of stockholders, the proposal must be forwarded in writing to our Corporate Secretary and it must comply with the requirements of SEC Rule 14a-8.
Under SEC Rule 14a-8, stockholder proposals must be received not less than 120 calendar days prior to the one-year anniversary of the date the proxy statement was released to stockholders in connection with the previous year's annual meeting, which for the 2021 annual meeting of stockholders will be March 19, 2021. However, if we hold the 2021 annual meeting of stockholders more than 30 days before, or more than 60 days after, August 27, 2021 (the one-year anniversary of the 2020 annual meeting), we will disclose the deadline by which stockholder proposals to be included in

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our proxy materials must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any other means reasonably determined to inform our stockholders.
If a stockholder, rather than including a proposal in our proxy statement as discussed above, commences his or her own proxy solicitation for the 2021 annual meeting of stockholders or proposes business for consideration at the 2021 annual meeting of stockholders, we must receive notice of the proposal between April 29, 2021 and May 29, 2021. However, if we hold the 2021 annual meeting of stockholders more than 30 days before, or more than 60 days after, August 27, 2021 (the one-year anniversary of the 2020 annual meeting), we must receive notice of the proposal no later than the 90th day prior to the date of the 2021 annual meeting of stockholders or, if later, the 10th day following the day we first publicly disclose the date of the 2021 annual meeting of stockholders. Any such proposal must comply with the requirements of our bylaws, which contain additional requirements about advance notice of stockholder proposals.
Proposals and notices should be submitted in writing to:
e.l.f. Beauty, Inc.
ATTN: Corporate Secretary
570 10th Street
Oakland, California 94607

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audit matters

proposal 4:	ratification of the appointment of independent registered public accounting firm
☑ FOR
Our Board unanimously recommends a vote “FOR” the appointment of Deloitte as our independent registered public accounting firm for FY 2021.
Our Board, based on the Audit Committee’s assessment of Deloitte’s qualifications and performance, believes the appointment of Deloitte for FY 2021 is in the best interests of the Company’s stockholders.

what am i voting on?
Stockholders are being asked to ratify the appointment of Deloitte by the Audit Committee as the Company’s independent registered public accounting firm for FY 2021.
In making its selection, the Audit Committee annually reviews Deloitte’s independence, periodically considers whether to rotate the independent registered public accounting firm and considers the advisability and potential impact of selecting a different independent registered accounting firm. Additionally, the Audit Committee monitors the rotation of the partners assigned to our audit engagement team in accordance with applicable laws and rules.
Representatives of Deloitte are expected to attend the 2020 annual meeting. They will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm. However, our Board is submitting the selection of Deloitte as the Company’s independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice.
If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its sole discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
what is the required vote?
The appointment will be ratified if a majority of votes cast (meaning the number of shares voted “For” must exceed the number of shares voted “Against” in order for this proposal to be approved). Abstentions and broker non-votes are not considered votes cast for this proposal and will have no effect on the vote for this proposal.

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audit fees and services
The following table shows the aggregate fees billed to the Company by Deloitte, the Company’s independent registered public accounting firm for FY 2020, 2019T, and 2018. All fees described were pre-approved by the Audit Committee.

type of fees	FY 2020	2019T	2018
Audit Fees (1)	$985,000	$365,300	$1,023,500
Audit-Related Fees (2)	—	—	$112,432
Tax Fees (3)	$17,825	$8,320	$18,491
All Other Fees	—	—	—
TOTAL FEES	$1,002,825	$373,620	$1,154,423

(1)	Includes fees related to financial statement audit, quarterly reviews, registration statements, and China statutory audit.
(2)	For 2018, includes fees related to M&A due diligence services.
(3)	Includes fees related to general tax consulting, transfer pricing, and uniform capitalization services.
pre-approval policy
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. Actual amounts billed, to the extent in excess of any estimated amounts, are periodically reviewed and approved by the Audit Committee.
The Audit Committee has determined that the rendering of the services other than audit services by Deloitte is compatible with maintaining the principal accountant’s independence.
audit committee report
The Audit Committee is comprised of independent directors as required by the listing standards of the NYSE and the SEC rules. At the time of approval of this report, the members of the Audit Committee are Ms. Sabrina Simmons, Ms. Richelle Parham and Mr. Richard Wolford. The Audit Committee operates pursuant to a written charter adopted by the Board.
The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process and principles, internal controls, and disclosure controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and the effectiveness of the Company’s internal controls over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (the “PCAOB”).
In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the transition period ended March 31, 2019 and as of and for the fiscal year ended March 31, 2020 with

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management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the PCAOB.
In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB and the SEC relating to auditor independence communications, as currently in effect, and it has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.
Based on the reports and discussions above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020.
AUDIT COMMITTEE
Sabrina Simmons, Chair
Richelle Parham
Richard Wolford
The report of the Audit Committee will not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

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additional information
important information regarding the virtual meeting
Due to the COVID-19 outbreak and to support the health and well-being of our stockholders, employees, and community, the 2020 annual meeting will only be conducted virtually online. There is no physical location for the 2020 annual meeting.
To access the 2020 annual meeting, please visit www.meetingcenter.io/285699127 on August 27, 2020. The password for the 2020 annual meeting is “ELF2020”.
Stockholders of record as of July 6, 2020 and beneficial owners of the Company’s common stock as of July 6, 2020 may attend, participate in, and vote by online ballot at, the 2020 annual meeting. Instructions for registering for, and participating in, the 2020 annual meeting are detailed below. Guests and other stockholders may listen to (but not participate in) the 2020 annual meeting by visiting the virtual meeting website and joining as a guest.
stockholders of record
You are a stockholder of record if your shares were registered directly in your name with the transfer agent for our common stock, Computershare, Inc. (“Computershare”), as of July 6, 2020. Stockholders of record as of July 6, 2020 do not need to register to participate in or vote by online ballot at the 2020 annual meeting. Your individual control number, which you will need to participate in or vote by online ballot at the virtual meeting, is included on your proxy card or Notice of Internet Availability of Proxy Materials.
beneficial owners
If your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, trustee, or nominee (generally referred to in this proxy statement as a “broker”), as of July 6, 2020, then you are the beneficial owner of shares held in “street name”.
Beneficial owners as of July 6, 2020 must register in advance (and obtain an individual control number) if they wish to participate in or vote by online ballot at the 2020 annual meeting.
To register for the 2020 annual meeting and receive your individual control number, you must first obtain a “legal proxy” from your broker—follow the instructions included in the voting instruction form or contact your broker to request a legal proxy. The voting instruction form you received in connection with the 2020 annual meeting is not a legal proxy. Please note requesting a legal proxy from your broker will revoke any vote by proxy you might have previously executed, and your shares will only be represented with respect to the proposals if you vote by online ballot at the 2020 annual meeting.
You must submit your legal proxy showing your ownership of the Company’s common stock as of July 6, 2020, and your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than August 24, 2020. You will receive a confirmation of your registration by email after Computershare receives your registration information.

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Requests for registration for the 2020 annual meeting should be directed to Computershare as follows:

•
By email. Forward the email from your broker (or attach an image of your legal proxy showing your ownership of the Company’s common stock as of July 6, 2020) to legalproxy@computershare.com. Please include your name and email address as well.

•	By mail. Send a copy of your legal proxy showing your ownership of the Company’s common stock as of July 6, 2020 and your name and email address to:
Computershare
e.l.f. Beauty Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
other business for consideration
Our Board does not presently intend to bring any business other than the proposals listed in the Notice of Annual Meeting of Stockholders and this proxy statement before the 2020 annual meeting, and, so far as is known to it, no other business is to be brought before the 2020 annual meeting except as listed in the Notice of Annual Meeting of Stockholders and this proxy statement. As to any business that may properly come before the 2020 annual meeting, however, it is the intention of each person named as a proxy holder in the proxy card to vote on those matters in accordance with his or her best judgment.
no incorporation by reference
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we refer you to information previously filed with the SEC that should be considered as part of the particular filing. Website addresses included in this proxy statement are intended to provide inactive, textual references only and the information on those websites is not part of this proxy statement.
annual report
We encourage our stockholders to read our annual report for the fiscal year ended March 31, 2020 (the “2020 Annual Report”) for information regarding our performance in FY 2020. Our 2020 Annual Report has been made available to our stockholders at www.edocumentview.com/ELF and posted on our investor relations website at https://investor.elfcosmetics.com/stock-and-financial/Annual-Report-and-Proxy-Statement.
The Company will provide, without charge, a copy of our 2020 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits) upon the written request of any stockholder. Requests for our 2020 Annual Report can be made by writing to our investor relations department at:

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e.l.f. Beauty, Inc. ATTN: Investor Relations 570 10th Street Oakland, California 94607

investor.elfcosmetics.com/ir-resources/contact-us
expenses of solicitation
The proxy is solicited on behalf of our Board, and we are paying for the cost of the proxy solicitation process. Proxies may be solicited by mail, the Internet, telephone, personal contact, email, other electronic channels of communication, or otherwise, and may also be solicited by directors, officers and employees. No additional compensation will be paid to our directors, officers or other employees for soliciting proxies.
We also will request brokers and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice.
We have retained the services of Innisfree M&A Incorporated (“Innisfree”), a professional proxy solicitation firm, to aid in the solicitation of proxies. Innisfree may solicit proxies by mail, the Internet, telephone, personal contact, email, other electronic channels of communication, or otherwise. We expect to pay Innisfree a fee of $20,000 for its solicitation services.
stockholders sharing the same address
Due to the small number of stockholders of record and cost to implement, we no longer provide “householding” of our proxy materials. Every stockholder of record, regardless of whether that stockholder of record has the same address and last name of another stockholder of record, will receive a Notice of Internet Availability of Proxy Materials or, if requested, one copy of our proxy materials.
If you are a beneficial owner of shares, and you share an address with other beneficial owners, your broker is permitted to deliver a single copy of our proxy materials to your address, unless you otherwise request separate copies from your broker.
forward-looking statements
This proxy statement contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on management's current expectations, estimates, forecasts, projections, beliefs and assumptions and are not guarantees of future performance. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the risks and uncertainties that are described in our 2020 Annual Report, as updated from time to time in the Company's SEC filings. Potential investors are urged to consider these factors carefully in evaluating the

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forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.
note regarding non-GAAP financial measures
This proxy statement includes references to non-GAAP measures, including the year over year percentage increase in net sales (excluding the contribution from e.l.f. retail stores) and Adjusted EBITDA. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this proxy statement are not measurements of financial performance under GAAP and they should not be considered as alternatives to measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation. Net sales (excluding the contribution from e.l.f. retail stores) excludes net sales from the Company's 22 e.l.f. retail stores which were closed in February 2019. Adjusted EBITDA excludes costs or gains related to restructuring of operations, stock-based compensation and other non-cash and non-recurring costs.

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questions and answers
why did i receive a notice regarding the availability of proxy materials on the internet instead of a full set of proxy materials?
Under SEC rules, we have elected to provide access to our proxy materials over the Internet.
On or about July 17, 2020, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record as of July 6, 2020 directing stockholders to a website where they can access the proxy materials and view instructions on how to vote their shares via the Internet.
If you received the Notice of Internet Availability of Proxy Materials only and would like to receive a paper copy of the proxy materials, please follow the instructions in the Notice of Internet Availability of Proxy Materials to request that a paper copy be mailed to you. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of the 2020 annual meeting.
what are the proxy materials for?
These proxy materials are being made available to you in connection with the solicitation of proxies by our Board for the 2020 annual meeting to be held virtually on August 27, 2020 at 8:30 a.m. Pacific time.
what does it mean if i receive more than one notice of internet availability of proxy materials or more than one set of proxy materials?
If you receive more than one Notice of Internet Availability of Proxy Materials or one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions in each Notice of Internet Availability of Proxy Materials or each set of proxy materials to ensure that all of your shares are voted.
how can i access the proxy materials over the internet?
The proxy materials are available at www.edocumentview.com/ELF.
what information is contained in the proxy materials?
The information included in this proxy statement relates to the election of directors and other proposals to be voted upon at the 2020 annual meeting, the voting process, the compensation of directors and our named executive officers, and certain other required information. The proxy materials also include our 2020 Annual Report.
is there a physical location for the 2020 annual meeting?
No. The 2020 annual meeting will only be held virtually online. To access the 2020 annual meeting, please visit www.meetingcenter.io/285699127 on August 27, 2020. The password for the 2020 annual meeting is “ELF2020”.
Please see under the heading “additional information—important information regarding the virtual meeting” for additional information on how to register and attend the 2020 annual meeting.

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who may attend the 2020 annual meeting?
All stockholders of record as of July 6, 2020, beneficial owners of shares as of July 6, 2020, holders of valid proxies for those stockholders, and other persons invited by us may attend the 2020 annual meeting.
You are a stockholder of record if your shares were registered directly in your name with the transfer agent for our common stock, Computershare, as of July 6, 2020.
If your shares were held not in your name, but rather in an account at a broker, as of July 6, 2020, then you are the beneficial owner of shares held in “street name” and the broker holding your account is considered to be the stockholder of record for purposes of voting at the 2020 annual meeting.
Please see under the heading “additional information—important information regarding the virtual meeting” for information on how to register and attend the 2020 annual meeting.
what proposals are being voted on at the 2020 annual meeting?
There are four proposals to be voted on at the 2020 annual meeting:

•	the election of three Class I directors to hold office until the third anniversary of the 2020 annual meeting (Proposal 1);

•	the approval, on an advisory basis, of the compensation for our named executive officers (“say-on-pay vote”) (Proposal 2);

•	the indication, on an advisory basis, of the frequency of the advisory vote on the compensation for our named executive officers (“say-when-on-pay vote”) (Proposal 3); and

•	the ratification of the appointment of Deloitte as our independent registered public accounting firm for FY 2021 (Proposal 4).
what if another matter (other than the proposals listed in this proxy statement) is properly brought before the 2020 annual meeting?
Our Board knows of no other matters that will be presented for consideration at the 2020 annual meeting. If any other matters are properly brought before the 2020 annual meeting or any postponement or adjournment thereof, it is the intention of each person named as a proxy holder in the proxy card to vote on those matters in accordance with his or her best judgment.
what happens if a nominee is unable to stand for election?
If a nominee is unable to stand for election, our Board may reduce the number of directors on our Board or it may name a substitute nominee. If a substitute is named, shares represented by properly executed proxies may be voted for the substitute nominee.
how does the board recommend i vote?
Our Board unanimously recommends that you vote your shares as follows:

•	“FOR” all of the three Class I director nominees named in this proxy statement and listed on the proxy card or voting instruction form (Proposal 1);

•	“FOR” the approval, on an advisory basis, of the compensation for our named executive officers (Proposal 2);

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•	“1 YEAR” for the frequency of the advisory vote on the compensation for our named executive officers (Proposal 3); and

•	“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for FY 2021 (Proposal 4).
does my vote matter?
YES, YOUR VOTE IS IMPORTANT.
We are required to obtain stockholder approval for the election of Class I directors and other important matters. Each share of common stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares entitled to vote at the meeting) must be represented at the 2020 annual meeting in person or by proxy.
If a quorum is not obtained, the Company must postpone the 2020 annual meeting and solicit additional proxies. This is an expensive and time-consuming process.
Voting by proxy is important for us to obtain a quorum, hold the meeting, and complete the stockholder vote.
how do i vote?
You may vote your shares by proxy through the Internet, by proxy by telephone, or by proxy by mail as indicated on the Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. You may also vote using the online ballot at the 2020 annual meeting. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the 2020 annual meeting, and not revoked or superseded, will be voted at the 2020 annual meeting in accordance with the instructions indicated on those proxies.

Whether or not you plan to attend the 2020 annual meeting, we urge you to vote by proxy through the Internet, by proxy by telephone, or using a proxy card or voting instruction form to ensure your vote is counted. You may still attend the 2020 annual meeting and vote by ballot even if you have already voted by proxy.
Voting procedures based on how your shares are held are described below.
Stockholders of record

•	To vote by proxy through the Internet, go to www.envisionreports.com/ELF. You will be asked to provide your individual control number.

•	To vote by proxy by telephone, call 1-800-652-VOTE (8683) within the U.S., U.S. territories, and Canada.

•
To vote by mail, please request a full set of proxy materials (if you do not already have a full set) and then simply complete, sign, and date the enclosed proxy card and return it promptly in the postage-paid envelope. If we receive your properly executed proxy card before the 2020 annual meeting, we will vote your shares as directed by your proxy card.

•	To vote by online ballot at the 2020 annual meeting, attend the 2020 annual meeting and vote your shares using the online ballot on the virtual meeting website.
Beneficial owners of shares

•
You should have received a voting instruction form containing voting instructions from your broker rather than from us. Follow the detailed instructions in the voting instruction form to ensure that your vote is counted.

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•	You may also vote by proxy though the Internet or by proxy by telephone as instructed by your broker.

•
If you wish to vote by online ballot at the 2020 annual meeting, you must obtain a “legal proxy” from your broker to vote. Follow the instructions included with the voting instruction form or contact your broker to request a “legal proxy”. The voting instruction form you received in connection with the 2020 annual meeting is not a legal proxy. Please note requesting a legal proxy from your broker will revoke any vote by proxy you might have previously executed, and your shares will only be represented with respect to the proposals if you vote by online ballot at the 2020 annual meeting.

Please see under the heading “additional information—important information regarding the virtual meeting” for information on how to register and attend the 2020 annual meeting.
when is the record date for the 2020 annual meeting?
July 6, 2020.
how many votes do i have?
On each matter to be voted upon, each holder of shares of common stock is entitled to one vote for each share of common stock held as of July 6, 2020.
who is entitled to vote?
Stockholders as of July 6, 2020 are entitled to vote on all items properly presented at our 2020 annual meeting. On July 6, 2020, 50,451,340 shares of our common stock were issued and outstanding and entitled to vote. Every stockholder is entitled to one vote for each share of common stock held on July 6, 2020.

who can vote by online ballot at the 2020 annual meeting?
Stockholders of record as of July 6, 2020 may vote by online ballot at the 2020 annual meeting.
If you held your shares through a broker, you may not vote your shares by online ballot at the 2020 annual meeting unless you provide a legal proxy from your broker.
Follow the instructions included with the voting instruction form or contact your broker to request a legal proxy. The voting instruction form you received in connection with the 2020 annual meeting is not a legal proxy. Please note requesting a legal proxy from your broker will revoke any vote by proxy you might have previously executed, and your shares will only be represented with respect to the proposals if you vote by online ballot at the 2020 annual meeting.
Whether or not you plan to attend the 2020 annual meeting, we urge you to vote by proxy through the Internet, vote by proxy by telephone, or sign, date, and return a proxy card or voting instruction form to ensure your vote is counted.
how many votes are needed to approve the proposals?
Election of three Class I directors. Director nominees will be elected by the vote of a plurality of the votes cast at the 2020 annual meeting. A plurality voting standard means that the three nominees receiving the most “For” votes will be elected. “Withhold” votes and broker non-votes are not considered votes cast for this purpose and will have no effect on the election of the nominees.
Advisory vote on compensation for our named executive officers. This proposal will be decided by a majority of the votes cast. This means that the number of shares voted “For” must exceed the number of shares

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voted “Against” in order for this proposal to be approved. Abstentions and broker non-votes are not considered votes cast for this purpose and will have no effect on the vote for this proposal.
Advisory indication of the frequency of the advisory vote on the compensation for our named executive officers. Stockholders are not voting to approve or disapprove our Board’s recommendation with respect to the frequency with which the say-on-pay vote will be held in the future. The frequency choice (“1 year,” “2 years,” “3 years”) receiving the most votes will be given due regard by, but will not be binding on, our Board or the Company. Abstentions and broker non-votes are not considered votes cast for this purpose and will have no effect on the vote for this proposal.
Ratification of appointment of Deloitte as our independent registered public accounting firm. This proposal will be decided by a majority of the votes cast. This means that the number of shares voted “For” must exceed the number of shares voted “Against” in order for this proposal to be approved. Abstentions and broker non-votes are not considered votes cast for this purpose and will have no effect on the vote for this proposal.
who counts the votes?
Computershare, our transfer agent, has been engaged as our independent agent to tabulate stockholder votes and appointed as the inspector of election.
what are “broker non-votes”?
If you are a beneficial owner of shares and your shares are held by your broker and you do not provide your broker with voting instructions, your shares may constitute “broker non-votes.”
Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business.
A broker is entitled to vote shares held by a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. However, absent instructions from the beneficial owner, a broker is not entitled to vote shares held for a beneficial owner on "non-routine" matters.
The proposals to be voted on at the 2020 annual meeting are classified as follows:

proposal		classification
1.	Election of three Class I directors	non-routine
2.	Advisory vote on compensation for our named executive officers	non-routine
3.	Advisory indication of the frequency of the advisory vote on the compensation for our named executive officers	non-routine
4.	Ratification of appointment of Deloitte as our independent registered public accounting firm	routine
If you hold your shares beneficially through a broker, it is critical that you cast your vote if you want it to count for the “non-routine” proposals. If you hold your shares beneficially through a broker and you do not instruct your broker how to vote for the “non-routine” proposals, no votes will be cast on your behalf for those proposals. Follow the detailed instructions in the enclosed voting instruction form to ensure that your vote is counted.
what if i return a proxy card but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted:

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•	“FOR” all the nominees listed on the proxy card as Class I directors;

•	“FOR” the approval, on an advisory basis, of the compensation for our named executive officers;

•	“1 YEAR” for the frequency of the advisory vote on the compensation for our named executive officers; and

•	“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for FY 2021.
can i change my vote or revoke my proxy after submitting my proxy?
Yes. You can revoke your proxy at any time before it is exercised at the 2020 annual meeting.
If you are a stockholder of record, you may revoke your proxy before it is exercised at the 2020 annual meeting in any one of the following ways:

•	you may grant a subsequent proxy through the Internet;

•	you may grant a subsequent proxy by telephone;

•	you may mail another properly completed proxy card with a later date;

•	you may attend the 2020 annual meeting and vote by online ballot. Simply attending the 2020 annual meeting will not, by itself, revoke your proxy; or

•	you may send a timely written notice that you are revoking your proxy to:

e.l.f. Beauty, Inc.
ATTN: Corporate Secretary
570 10th Street
Oakland, California 94607
Only your latest dated validly executed proxy that you submit (either by mail, phone, or the Internet) will be counted.
If you are a beneficial owner of shares and your shares are held by your broker, you should follow the instructions provided by your broker if you wish to change your vote or revoke your proxy.
what is a quorum and what constitutes a quorum?
A “quorum” is the number of shares that must be present, in person or by proxy, in order for business to be conducted at the 2020 annual meeting. The required quorum for the 2020 annual meeting is the presence in person or by proxy of the holders of a majority in voting power of the stock issued and outstanding as of the record date and entitled to vote at the 2020 annual meeting.
As there were 50,451,340 shares of our common stock issued, outstanding and entitled to vote as of July 6, 2020, the record date, a quorum will be present for the 2020 annual meeting if an aggregate of at least 25,225,671 shares are present in person or by proxy at the 2020 annual meeting. If there is no quorum, either the chairperson of the 2020 annual meeting or a majority in voting power of the stockholders entitled to vote at the 2020 annual meeting, present in person or represented by proxy, may adjourn the 2020 annual meeting to another time or place.
If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy or vote at the 2020 annual meeting. If you hold your shares beneficially through a broker, your shares will

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be counted towards the quorum if your broker submits a proxy for your shares at the 2020 annual meeting, even if that proxy results in a broker non-vote due to the absence of voting instructions from you.
“Withhold” votes, abstentions, and broker non-votes, if any, will be counted for the purpose of determining the presence or absence of a quorum.
how can i find out the results of the voting at the 2020 annual meeting?
We will publish preliminary voting results in a Current Report on Form 8-K within four business days following the annual meeting and publish final results in a Current Report on Form 8-K as soon as practicable following final certification by the inspector of election.
will Deloitte be present at the 2020 annual meeting?
Representatives of Deloitte, our independent registered public accounting firm for 2019T and FY 2020, are expected to be present at the 2020 annual meeting and will have the opportunity to make statements, if they so desire, and to respond to appropriate questions.
when are stockholder proposals or director nominations due for the 2021 annual meeting of stockholders?
If a stockholder wishes to have a proposal considered for presentation at the 2021 annual meeting of stockholders and included in the Company’s proxy statement and form of proxy used in connection with the 2021 annual meeting of stockholders, the proposal must be forwarded in writing to our Corporate Secretary, must comply with the requirements of SEC Rule 14a-8, and must be received by March 19, 2021. However, if we hold the 2021 annual meeting of stockholders more than

30 days before, or more than 60 days after, August 27, 2021, we will publicly disclose the deadline by which stockholder proposals to be included in our proxy materials must be received.
If a stockholder, rather than including a proposal in our proxy statement as discussed above, commences his or her own proxy solicitation for the 2021 annual meeting of stockholders (including nominating individuals for election to our Board) or proposes business for consideration at the 2021 annual meeting of stockholders, we must receive notice of the proposal between April 29, 2021 and May 29, 2021. However, if we hold the 2021 annual meeting of stockholders more than 30 days before, or more than 60 days after, August 27, 2021, we must receive notice of the proposal no later than the 90th day prior to the date of the 2021 annual meeting of stockholders or, if later, the 10th day following the day we first publicly disclose the date of the 2021 annual meeting of stockholders. Any such proposal must comply with the requirements of our bylaws, which contain additional requirements about advance notice of stockholder proposals.
Proposals and notices should be submitted in writing to:
e.l.f. Beauty, Inc.
ATTN: Corporate Secretary
570 10th Street
Oakland, California 94607
what if my question isn’t listed here?
If your question wasn’t listed here, please contact Innisfree, our proxy solicitor, at 1 (877) 456-3507 (toll free from the U.S. and Canada) or +1 (412) 232-3651 (from other locations).

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annex a
GAAP to non-GAAP reconciliation tables
reconciliation of GAAP net sales to non-GAAP net sales (excluding the contribution from e.l.f. retail stores) (in thousands)

	three months ended March 31, 2018	three months ended March 31, 2019	twelve months ended March 31, 2019
Net sales	$65,920	$66,141	$267,656
Net sales (e.l.f. retail stores)	$(3,338)	$(1,856)	$(12,001)
Net sales (excluding e.l.f. retail stores)	$62,582	$64,285	$255,655
reconciliation of GAAP net income to non-GAAP adjusted EBITDA (unaudited) (in thousands)

	twelve months ended March 31, 2019	FY 2020
Net (loss) income	$(3,079)	$17,884
Interest expense, net	$7,702	$6,307
Income (benefit) tax provision	$(1,261)	$6,185
Depreciation and amortization	$24,093	$20,223
EBITDA	$27,455	$50,599
Restructuring expense (income) (1)	$16,859	$(5,982)
Stock-based compensation	$16,864	$15,488
Other non-cash and non-recurring costs (2)	$1,261	$2,505
Adjusted EBITDA	$62,439	$62,610

(1)
Represents restructuring expense (income) related to the e.l.f. retail store closures. Includes a gain related to settlement of outstanding lease liabilities equal to the difference between the amount of cash disbursed and the outstanding liability at the time of settlement.

(2)
Represents various non-cash or non-recurring costs, including costs related to the development or acquisition of new brands, including W3LL People in February 2020, as well as the automation of certain warehouse and distribution activities.

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3. To indicate, on an advisory basis, the preferred frequency of the advisory vote on the compensation of the Company's named executive officers. 1 Year 2 Years 3 Years Abstain 01 - Kirk L. Perry 02 - Sabrina L. Simmons 03 - Maureen C. Watson 01 02 03 Mark here to vote FOR all nominees 1 U P X For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. Mark here to WITHHOLD vote from all nominees Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03AINC + + A Proposals - The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 4, and for every 1 YEAR on Proposal 3. 2. To approve, on an advisory basis, the compensation of the Company's named executive officers. Note: The proxies are authorized to vote in their discretion upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof. 1. To elect three Class I directors, each to serve for three years. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2020 Annual Meeting Proxy Card 4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2021. You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/ELF or scan the QR code - login details are located in the shaded bar below. Your vote matters - here’s how to vote! Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ELF Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ELF 2020 Annual Meeting of Stockholders - August 27, 2020 at 8:30 a.m. Proxy Solicited by Board of Directors The stockholder(s) hereby appoint(s) Tarang P. Amin, Scott K. Milsten, and Mandy Fields, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of e.l.f. Beauty, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., Pacific time, on, August 27, 2020, and any adjournment or postponement thereof, on all matters set forth on the reverse side and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Proxy - e.l.f. Beauty, Inc. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q C Non-Voting Items + + Change of Address - Please print new address below. Comments - Please print your comments below. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/ELF The 2020 Annual Meeting of Stockholders of e.l.f. Beauty, Inc. will be held on Thursday, August 27, 2020 at 8:30 A.M., Pacific time, virtually via the internet at www.meetingcenter.io/285699127. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is - ELF2020.